Filed Pursuant to Rule 433
                                                         File No.: 333-131262-06

March 12, 2007

Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

UPDATE to Free Writing Prospectus dated March 4, 2007 (the "March 4 FWP")

Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2007-C30 (the "Issuer")

Collateral Updates:

1. With respect to the Mortgage Loan identified as the Peter Cooper Village & Stuyvesant Town Loan (loan number 1), representing 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance), the following historical information is being provided with respect to that Mortgage Loan.

Historical occupancies at the Peter Cooper Village & Stuyvesant Town Property over the past five years are as follows: 2002 - 97%; 2003 - 98%; 2004 - 98%; 2005 - 98%; 2006 - 98%. The average monthly rents for the deregulated units at Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter Cooper Village over the past three years are $1,183, $1,247 and $1,292 for 2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333, $2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are $1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

2. The Mortgage Rate for the Mortgage Loan identified as the Five Times Square Loan (loan number 2), representing 6.8% of the Cut-Off Date Pool Balance (9.5% of the Cut-Off Date Group 1 Balance), included in the March 4 FWP is being updated from 5.454375% per annum to 5.423125% per annum, which changes the UW DSCR from 1.10x to 1.11x. The resulting update to certain Mortgage Loan and Mortgaged Property information contained in Annex B to the March 4 FWP can be found in Attachment B to this Free Writing Prospectus.

3. With respect to the Mortgage Loan identified as the Wells Street Apartments Loan (loan number 154), representing 0.1% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 2 Balance), included in the March 4 FWP the Mortgage Loan is being added to the references in (i) the seventh paragraph on page S-73 under "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" of the March 4 FWP and (ii) the eighth paragraph on S-93 in "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" of the March 4 FWP. As a result, the paragraphs indicated in (i) and
(ii) above are replaced in their entirety with the paragraph below:

With respect to 19 mortgage loans (loan numbers 1, 2, 9, 13, 18, 19, 23, 42, 46, 47, 51, 55, 60, 61, 70, 82, 88, 117 and 154), representing approximately 34.3%
of the mortgage pool (12 mortgage loans in loan group 1 or 19.6% and 7 mortgage loans in loan group 2 or 70.3%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

In addition, the Wells Street Apartments Loan is being removed from the references in (i) the second paragraph on page S-74 under "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" of the March 4 FWP and (ii) the third full paragraph on S-94 in "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" of the March 4 FWP. As a result, the paragraphs indicated in (i) and
(ii) above are replaced in their entirety with the paragraph below:

With respect to 48 mortgage loans (loan numbers 8, 12, 14, 17, 19, 24, 25, 44, 46, 48, 49, 50, 54, 58, 61, 63, 71, 86, 92, 96, 103, 104, 107, 119, 124, 132,
133, 134, 138, 143, 148, 156, 160, 163, 166, 168, 171, 174, 178, 179, 191, 193,
223, 225, 226, 240, 248 and 263), representing approximately 13.3% of the mortgage pool (36 mortgage loans in loan group 1 or 15.7% and 12 mortgage loans in loan group 2 or 7.3%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value tests) and in some cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

4. The following information is being presented with respect to the third largest tenant relating to a Mortgage Loan (loan number 97), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance) and replaces the corresponding information on Annex A-1 to the March 4 FWP:

--------------------------------------------------------------------------------
3rd Largest Tenant   3rd Largest Tenant  3rd Largest         3rd Largest
Name                 Sq. Ft.             Tenant % of NRA     Tenant Exp. Date
--------------------------------------------------------------------------------
RC Co.               11,790 Sq. Ft       6.26%               MTM
--------------------------------------------------------------------------------

General Updates:

1. With respect to the information relating to the Master Servicer contained second paragraph under "SERVICING OF THE MORTGAGE LOANS--The Master Servicer" on page S-163 of the March 4 FWP, the information below replaces that information in all respects.

Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage-backed securities (or commercial real estate collateralized debt obligation securities).

2. Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-managers for this offering.

Structural Updates:

1. The Issuer is reducing the aggregate principal balance of the Class A-M Certificates from $790,349,000 to $690,349,000 and privately offering the Class A-MFL Certificates with an aggregate principal balance of $100,000,000. All references in the March 4 FWP to the Class A-M Certificates are hereby updated to refer to Class A-M Certificates and the Class A-MFL Regular Interest, a "regular interest" in the Lower-Tier REMIC. The Class A-M Certificates and Class A-MFL Regular Interest will be entitled to disbursements of interest and principal and will incur any shortfalls, losses or additional trust fund expenses, pro rata, in the same priority as the Class A-M Certificates described in the March 4 FWP.

2. Attachment A sets forth certain additional revised information in connection with the Offered Certificates.

3. Attachment B sets forth a revised Class X-P Reference Rate Schedule and will replace the analogous Annex G to the March 4 FWP.

4. Attachment C sets forth certain revised information in connection with the Offered Certificates and will replace the analogous Annex B to the March 4 FWP.

                                   ----------

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                                   ----------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                   ----------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                  ATTACHMENT A

   Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
          Certificates, Series 2007-C30 $7,903,498,737* NEW ISSUE CMBS

Lead Mgr:   Wachovia Capital Markets, LLC

Co-Mgrs:    Credit  Suisse  Securities  (USA)  LLC,  Goldman,  Sachs & Co. and
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Rating Agencies:    Fitch, Moody's and S&P

Class     Size($)     (Fitch/Moody's/S&P)  Credit Support   WAL(years)   Prin Window
-----  -------------  -------------------  --------------   ----------  -------------
A-1       35,195,000     AAA/Aaa/ AAA          30.000%         2.79     04/07 - 11/11

A-2      100,000,000     AAA/Aaa/ AAA          30.000%         4.77     11/11 - 01/12

A-3      908,744,000     AAA/Aaa/ AAA          30.000%         4.84     01/12 - 03/12

A-4      195,542,000     AAA/Aaa/ AAA          30.000%         6.96     12/13 - 03/14

A-PB     126,906,000     AAA/Aaa/ AAA          30.000%         7.36     03/12 - 09/16

A-5    1,876,383,000     AAA/Aaa/ AAA          30.000%         9.77     09/16 - 01/17

A-1A   2,289,679,000     AAA/Aaa/ AAA          30.000%         9.35     04/07 - 01/17

A-M      690,349,000     AAA/Aaa/ AAA          20.000%         9.85     01/17 - 02/17

A-J      671,798,000     AAA/Aaa/ AAA          11.500%         9.88     02/17 - 02/17

B         49,397,000      AA+/Aa1/AA+          10.875%         9.88     02/17 - 02/17

C         79,035,000       AA/Aa2/AA            9.875%         9.88     02/17 - 02/17

D         69,155,000      AA-/Aa3/AA-           9.000%         9.90     02/17 - 03/17

E         59,277,000       A+/A1/A+             8.250%         9.96     03/17 - 03/17

F         69,155,000        A/A2/A              7.375%         9.96     03/17 - 03/17

*Collateral subject to change

                                  ATTACHMENT B

ATTACHMENT B                                                            ANNEX G

                        CLASS X-P REFERENCE RATE SCHEDULE

Interest                                    Class X-P
Accrual             Distribution            Reference
 Period                 Date                Rate (%)
--------            ------------            ---------
   1                 4/15/2007                6.02131
   2                 5/15/2007                5.82603
   3                 6/15/2007                6.02058
   4                 7/15/2007                5.82603
   5                 8/15/2007                6.02059
   6                 9/15/2007                6.02059
   7                 10/15/2007               5.82604
   8                 11/15/2007               6.02127
   9                 12/15/2007               5.82671
  10                 1/15/2008                6.02128
  11                 2/15/2008                5.82672
  12                 3/15/2008                5.82673
  13                 4/15/2008                6.02130
  14                 5/15/2008                5.82673
  15                 6/15/2008                6.02130
  16                 7/15/2008                5.82674
  17                 8/15/2008                6.02131
  18                 9/15/2008                6.02132
  19                 10/15/2008               5.82675
  20                 11/15/2008               6.02166
  21                 12/15/2008               5.82708
  22                 1/15/2009                5.82709
  23                 2/15/2009                5.82709
  24                 3/15/2009                5.82713
  25                 4/15/2009                6.02169
  26                 5/15/2009                5.82711
  27                 6/15/2009                6.02170
  28                 7/15/2009                5.82712
  29                 8/15/2009                6.02171
  30                 9/15/2009                6.02172
  31                 10/15/2009               5.82714
  32                 11/15/2009               6.02207
  33                 12/15/2009               5.82730
  34                 1/15/2010                5.82730
  35                 2/15/2010                5.82744
  36                 3/15/2010                5.82786
  37                 4/15/2010                6.02174
  38                 5/15/2010                5.82717
  39                 6/15/2010                6.02177
  40                 7/15/2010                5.82719
  41                 8/15/2010                6.02179
  42                 9/15/2010                6.02180
  43                 10/15/2010               5.82723
  44                 11/15/2010               6.02251
  45                 12/15/2010               5.82791
  46                 1/15/2011                5.82792
  47                 2/15/2011                5.82793
  48                 3/15/2011                5.82908
  49                 4/15/2011                6.02179
  50                 5/15/2011                5.82722
  51                 6/15/2011                6.02181
  52                 7/15/2011                5.82731
  53                 8/15/2011                6.02371
  54                 9/15/2011                6.02372
  55                 10/15/2011               5.82908
  56                 11/15/2011               6.02408
  57                 12/15/2011               5.82925
  58                 1/15/2012                6.02476
  59                 2/15/2012                5.85374
  60                 3/15/2012                5.86188
  61                 4/15/2012                6.05776
  62                 5/15/2012                5.86211
  63                 6/15/2012                6.05785
  64                 7/15/2012                5.86220
  65                 8/15/2012                6.05794
  66                 9/15/2012                6.05799
  67                 10/15/2012               5.86233
  68                 11/15/2012               6.05848
  69                 12/15/2012               5.86281
  70                 1/15/2013                5.86286
  71                 2/15/2013                5.86291
  72                 3/15/2013                5.86314
  73                 4/15/2013                6.05874
  74                 5/15/2013                5.86307
  75                 6/15/2013                6.05884
  76                 7/15/2013                5.86320
  77                 8/15/2013                6.05899
  78                 9/15/2013                6.05904
  79                 10/15/2013               5.86336
  80                 11/15/2013               6.05995
  81                 12/15/2013               5.86424
  82                 1/15/2014                5.86430
  83                 2/15/2014                5.85876
  84                 3/15/2014                5.86500

                                  ATTACHMENT C

The following 39 pages comprise Attachment C to this free writing prospectus, dated March 12, 2007.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Mortgaged Properties By Property Type for All Mortgage Loans (1)


                                                              % of                                     Wtd. Avg.
                                                             Cut-Off      Average        Maximum        Cut-Off      Wtd. Avg.
                               Number of      Aggregate       Date        Cut-Off        Cut-Off         Date           LTV
                               Mortgaged       Cut-Off        Pool         Date            Date           LTV         Ratio at
Property Type                  Properties    Date Balance    Balance      Balance        Balance       Ratio (2)    Maturity (2)
----------------------------   ----------   --------------   -------    -----------   --------------   ---------    ------------
Office                                 82   $3,397,538,675      43.0%   $41,433,398   $  536,000,000        76.3%           74.8%
Multifamily                            54    2,289,679,626      29.0    $42,401,475   $1,160,377,359        61.2%           60.6%
Retail                                 90      895,588,411      11.3    $ 9,950,982   $   60,000,000        72.6%           69.3%
 Retail - Anchored                     36      642,666,495       8.1    $17,851,847   $   50,000,000        72.6%           69.6%
 Retail - Single Tenant                30      148,371,830       1.9    $ 4,945,728   $   60,000,000        72.3%           71.1%
 Retail - Unanchored                   13       56,385,217       0.7    $ 4,337,324   $    7,120,000        72.0%           63.0%
 Retail - Shadow Anchored(4)           11       48,164,869       0.6    $ 4,378,624   $    8,320,000        73.2%           67.8%
Hospitality                            18      409,119,656       5.2    $22,728,870   $  186,500,000        67.2%           62.1%
Mixed Use                               8      340,696,297       4.3    $42,587,037   $  190,000,000        74.2%           72.3%
Industrial                             50      294,885,179       3.7    $ 5,897,704   $   26,640,000        72.9%           68.2%
Self Storage                           22      139,150,000       1.8    $ 6,325,000   $   22,000,000        75.5%           72.8%
Land (5)                                2      101,396,894       1.3    $50,698,447   $  100,000,000        44.0%           43.9%
Healthcare                              1       32,500,000       0.4    $32,500,000   $   32,500,000        66.0%           63.5%
Mobile Home Park                        1        2,944,000       0.0    $ 2,944,000   $    2,944,000        79.6%           69.9%
----------------------------   ----------   --------------   -------    -----------   --------------   ---------    ------------
                                      328   $7,903,498,737     100.0%   $24,096,033   $1,160,377,359        70.4%           68.6%

                               Wtd. Avg.
                                Stated     Wtd. Avg.    Minimum     Maximum
                               Remaining    Cut-Off     Cut-Off     Cut-Off
                                Term to      Date        Date        Date      Wtd. Avg.    Wtd. Avg.
                               Maturity       DSC         DSC         DSC      Occupancy    Mortgage
Property Type                   (Mos.)     Ratio (2)   Ratio (2)   Ratio (2)   Rate (3)       Rate
----------------------------   ---------   ---------   ---------   ---------   ---------    ---------
Office                               107     1.25x       1.06x       3.47x          94.5%       5.672%
Multifamily                          113     1.60x       1.16x       2.36x          96.2%       6.183%
Retail                               116     1.39x       1.06x       2.44x          95.5%       5.752%
 Retail - Anchored                   115     1.40x       1.16x       2.42x          94.4%       5.753%
 Retail - Single Tenant              118     1.38x       1.06x       2.44x         100.0%       5.731%
 Retail - Unanchored                 117     1.30x       1.21x       1.62x          98.1%       5.823%
 Retail - Shadow Anchored(4)         118     1.32x       1.20x       1.50x          92.0%       5.723%
Hospitality                           91     1.52x       1.21x       2.25x           NA         5.877%
Mixed Use                             99     1.29x       1.20x       1.34x          84.6%       5.923%
Industrial                           119     1.32x       1.15x       2.10x          94.6%       5.774%
Self Storage                         114     1.34x       1.19x       1.82x          84.9%       5.690%
Land (5)                              60     2.17x       1.51x       2.18x         100.0%       5.455%
Healthcare                           119     1.29x       1.29x       1.29x          73.9%       5.790%
Mobile Home Park                     118     1.58x       1.58x       1.58x          96.7%       5.600%
----------------------------   ---------   ---------   ---------   ---------   ---------    ---------
                                     108     1.40x       1.06x       3.47x          94.5%       5.852%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(3) Occupancy Rates exclude 18 hospitality properties, representing 5.2% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4) A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5) As of origination of the related Mortgaged Loan, one Mortgaged Property was improved with an office building and the other was improved with a retail bank branch; however, the improvements are not part of the collateral for the related Mortgaged Property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

    Mortgaged Properties By Property Type for Loan Group 1 Mortgage Loans (1)


                                                               % of                                   Wtd. Avg.
                                                              Cut-Off      Average       Maximum       Cut-Off      Wtd. Avg.
                               Number of       Aggregate       Date        Cut-Off       Cut-Off        Date           LTV
                               Mortgaged        Cut-Off       Group 1       Date           Date          LTV         Ratio at
Property Type                  Properties     Date Balance    Balance      Balance       Balance      Ratio (2)    Maturity (2)
----------------------------   ----------    --------------   -------    -----------   ------------   ---------    ------------
Office                                 82    $3,397,538,675      60.5%   $41,433,398   $536,000,000        76.3%           74.8%
Retail                                 90       895,588,411      16.0    $ 9,950,982   $ 60,000,000        72.6%           69.3%
 Retail - Anchored                     36       642,666,495      11.4    $17,851,847   $ 50,000,000        72.6%           69.6%
 Retail - Single Tenant                30       148,371,830       2.6    $ 4,945,728   $ 60,000,000        72.3%           71.1%
 Retail - Unanchored                   13        56,385,217       1.0    $ 4,337,324   $  7,120,000        72.0%           63.0%
 Retail - Shadow Anchored(4)           11        48,164,869       0.9    $ 4,378,624   $  8,320,000        73.2%           67.8%
Hospitality                            18       409,119,656       7.3    $22,728,870   $186,500,000        67.2%           62.1%
Mixed Use                               8       340,696,297       6.1    $42,587,037   $190,000,000        74.2%           72.3%
Industrial                             50       294,885,179       5.3    $ 5,897,704   $ 26,640,000        72.9%           68.2%
Self Storage                           22       139,150,000       2.5    $ 6,325,000   $ 22,000,000        75.5%           72.8%
Land (5)                               (2)      101,396,894       1.8    $50,698,447   $100,000,000        44.0%           43.9%
Healthcare                              1        32,500,000       0.6    $32,500,000   $ 32,500,000        66.0%           63.5%
Mobile Home Park                        1         2,944,000       0.1    $ 2,944,000   $  2,944,000        79.6%           69.9%
----------------------------   ----------    --------------   -------    -----------   ------------   ---------    ------------
                                      274    $5,613,819,111     100.0%   $20,488,391   $536,000,000        74.1%           71.8%

                               Wtd. Avg.
                                Stated      Wtd. Avg.    Minimum     Maximum
                               Remaining     Cut-Off     Cut-Off     Cut-Off
                                Term to       Date        Date        Date      Wtd. Avg.    Wtd. Avg.
                               Maturity        DSC         DSC         DSC      Occupancy    Mortgage
Property Type                   (Mos.)      Ratio (2)   Ratio (2)   Ratio (2)   Rate (3)       Rate
----------------------------   ---------    ---------   ---------   ---------   ---------    ---------
Office                               107      1.25x       1.06x       3.47x          94.5%       5.672%
Retail                               116      1.39x       1.06x       2.44x          95.5%       5.752%
 Retail - Anchored                   115      1.40x       1.16x       2.42x          94.4%       5.753%
 Retail - Single Tenant              118      1.38x       1.06x       2.44x         100.0%       5.731%
 Retail - Unanchored                 117      1.30x       1.21x       1.62x          98.1%       5.823%
 Retail - Shadow Anchored(4)         118      1.32x       1.20x       1.50x          92.0%       5.723%
Hospitality                           91      1.52x       1.21x       2.25x           NA         5.877%
Mixed Use                             99      1.29x       1.20x       1.34x          84.6%       5.923%
Industrial                           119      1.32x       1.15x       2.10x          94.6%       5.774%
Self Storage                         114      1.34x       1.19x       1.82x          84.9%       5.690%
Land (5)                             (60)     2.17x       1.51x       2.18x         100.0%       5.455%
Healthcare                           119      1.29x       1.29x       1.29x          73.9%       5.790%
Mobile Home Park                     118      1.58x       1.58x       1.58x          96.7%       5.600%
----------------------------   ---------    ---------   ---------   ---------   ---------    ---------
                                     107      1.32x       1.06x       3.47x          93.8%       5.717%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(3) Occupancy Rates exclude 18 hospitality properties, representing 7.3% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4) A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5) As of origination of the related Mortgaged Loan, one Mortgaged Property was improved with an office building and the other was improved with a retail bank branch; however, the improvements are not part of the collateral for the related Mortgaged Property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

    Mortgaged Properties By Property Type for Loan Group 2 Mortgage Loans (1)


                                                               % of                                       Wtd. Avg.
                                                              Cut-Off      Average          Maximum        Cut-Off     Wtd. Avg.
                               Number of       Aggregate       Date        Cut-Off          Cut-Off         Date          LTV
                               Mortgaged        Cut-Off       Group 2        Date            Date            LTV        Ratio at
Property Type                  Properties    Date Balance     Balance      Balance          Balance       Ratio (2)   Maturity (2)
-----------------------------  ----------   ---------------   -------    ------------   ---------------   ---------   ------------
Multifamily                            54    $2,289,679,626     100.0%    $42,401,475    $1,160,377,359        61.2%          60.6%
                                       54    $2,289,679,626     100.0%    $42,401,475    $1,160,377,359        61.2%          60.6%


                                Wtd. Avg.
                                 Stated     Wtd. Avg.    Minimum     Maximum
                                Remaining    Cut-Off     Cut-Off     Cut-Off
                                 Term to      Date        Date        Date      Wtd. Avg.    Wtd. Avg.
                                Maturity       DSC         DSC         DSC      Occupancy    Mortgage
Property Type                    (Mos.)     Ratio (2)   Ratio (2)   Ratio (2)     Rate         Rate
-----------------------------   ---------   ---------   ---------   ---------   ---------    ---------
Multifamily                           113     1.60x       1.16x       2.36x          96.2%       6.183%
                                      113     1.60x       1.16x       2.36x          96.2%       6.183%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

              Range Of Cut-Off Date Balances for All Mortgage Loans


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off                  Mortgage        Date         Pool           Date             Date          LTV         at
Date Balances                      Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity*
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
$860,000 - $2,000,000                    6       $8,535,951       0.1%       $1,422,659       $1,983,000      67.4%       59.7%
$2,000,001 - $3,000,000                 19       50,543,446       0.6        $2,660,181       $2,994,656      71.2%       61.8%
$3,000,001 - $4,000,000                 29      105,458,243       1.3        $3,636,491       $4,000,000      71.1%       63.5%
$4,000,001 - $5,000,000                 21       96,571,172       1.2        $4,598,627       $5,000,000      70.9%       62.6%
$5,000,001 - $6,000,000                 21      117,165,536       1.5        $5,579,311       $6,000,000      73.1%       67.5%
$6,000,001 - $7,000,000                 11       72,371,788       0.9        $6,579,253       $6,802,964      70.9%       66.7%
$7,000,001 - $8,000,000                 10       75,863,249       1.0        $7,586,325       $8,000,000      74.3%       70.3%
$8,000,001 - $9,000,000                 13      112,705,434       1.4        $8,669,649       $9,000,000      68.7%       65.6%
$9,000,001 - $10,000,000                 8       75,567,506       1.0        $9,445,938       $9,750,000      71.0%       65.7%
$10,000,001 - $15,000,000               34      432,042,106       5.5       $12,707,121      $15,000,000      72.2%       69.4%
$15,000,001 - $20,000,000               20      345,720,950       4.4       $17,286,048      $19,966,068      71.8%       67.7%
$20,000,001 - $25,000,000               13      293,275,000       3.7       $22,559,615      $24,100,000      71.8%       69.9%
$25,000,001 - $30,000,000               11      307,180,000       3.9       $27,925,455      $30,000,000      72.2%       69.7%
$30,000,001 - $35,000,000                9      296,730,000       3.8       $32,970,000      $35,000,000      71.0%       68.2%
$35,000,001 - $40,000,000                7      268,525,000       3.4       $38,360,714      $40,000,000      72.0%       70.6%
$40,000,001 - $45,000,000                5      213,833,000       2.7       $42,766,600      $45,000,000      75.7%       74.6%
$45,000,001 - $50,000,000                6      290,052,000       3.7       $48,342,000      $50,000,000      71.7%       69.8%
$50,000,001 - $55,000,000                2      106,225,000       1.3       $53,112,500      $53,200,000      77.5%       75.0%
$55,000,001 - $60,000,000                4      237,015,357       3.0       $59,253,839      $60,000,000      73.4%       67.2%
$60,000,001 - $65,000,000                2      123,118,000       1.6       $61,559,000      $62,118,000      69.2%       66.7%
$70,000,001 - $75,000,000                1       75,000,000       0.9       $75,000,000      $75,000,000      74.3%       68.9%
$90,000,001 - $100,000,000               2      195,000,000       2.5       $97,500,000     $100,000,000      48.5%       45.3%
$150,000,001 - $200,000,000              3      556,500,000       7.0      $185,500,000     $190,000,000      73.6%       72.0%
$200,000,001 - $300,000,000              1      280,000,000       3.5      $280,000,000     $280,000,000      80.0%       80.0%
$300,000,001 - $400,000,000              2      702,500,000       8.9      $351,250,000     $387,500,000      79.9%       79.9%
$400,000,001 - $500,000,000              1      430,000,000       5.4      $430,000,000     $430,000,000      78.2%       78.2%
$500,000,001 - $1,000,000,000            1      536,000,000       6.8      $536,000,000     $536,000,000      80.0%       80.0%
$1,000,000,001 - $1,500,000,000          1    1,500,000,000      19.0    $1,500,000,000   $1,500,000,000      55.6%       55.6%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       263   $7,903,498,737     100.0%      $30,051,326   $1,500,000,000      70.4%       68.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off                  Maturity      DSC     Mortgage
Date Balances                      (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
$860,000 - $2,000,000                   117    1.51x       5.966%
$2,000,001 - $3,000,000                 118    1.39x       5.774%
$3,000,001 - $4,000,000                 116    1.40x       5.814%
$4,000,001 - $5,000,000                 104    1.36x       5.844%
$5,000,001 - $6,000,000                 110    1.42x       5.803%
$6,000,001 - $7,000,000                 118    1.45x       5.680%
$7,000,001 - $8,000,000                 106    1.35x       5.932%
$8,000,001 - $9,000,000                 109    1.54x       5.651%
$9,000,001 - $10,000,000                118    1.37x       5.716%
$10,000,001 - $15,000,000               108    1.44x       5.768%
$15,000,001 - $20,000,000               115    1.42x       5.698%
$20,000,001 - $25,000,000               113    1.36x       5.573%
$25,000,001 - $30,000,000               112    1.26x       5.742%
$30,000,001 - $35,000,000               111    1.42x       5.662%
$35,000,001 - $40,000,000               100    1.29x       5.979%
$40,000,001 - $45,000,000                82    1.35x       5.720%
$45,000,001 - $50,000,000               119    1.30x       5.738%
$50,000,001 - $55,000,000               119    1.31x       5.765%
$55,000,001 - $60,000,000               118    1.23x       5.696%
$60,000,001 - $65,000,000               119    1.31x       6.084%
$70,000,001 - $75,000,000               118    1.28x       5.410%
$90,000,001 - $100,000,000               88    2.09x       5.543%
$150,000,001 - $200,000,000              87    1.31x       5.930%
$200,000,001 - $300,000,000             118    1.21x       6.136%
$300,000,001 - $400,000,000             118    1.18x       5.636%
$400,000,001 - $500,000,000              58    1.21x       5.482%
$500,000,001 - $1,000,000,000           120    1.11x       5.423%
$1,000,000,001 - $1,500,000,000         117    1.73x       6.434%
-------------------------------   ---------   -------   --------
                                        108    1.40x       5.852%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

         Range Of Cut-Off Date Balances for Loan Group 1 Mortgage Loans


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off                  Mortgage        Date        Group 1         Date             Date          LTV         at
Date Balances                      Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity*
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
$860,000 - $2,000,000                    5       $7,235,951       0.1%       $1,447,190       $1,983,000      65.8%       59.7%
$2,000,001 - $3,000,000                 18       47,643,446       0.8        $2,646,858       $2,994,656      71.1%       61.0%
$3,000,001 - $4,000,000                 24       86,371,359       1.5        $3,598,807       $3,990,993      70.2%       62.9%
$4,000,001 - $5,000,000                 21       96,571,172       1.7        $4,598,627       $5,000,000      70.9%       62.6%
$5,000,001 - $6,000,000                 16       89,123,563       1.6        $5,570,223       $6,000,000      72.0%       66.1%
$6,000,001 - $7,000,000                  8       52,671,788       0.9        $6,583,973       $6,802,964      69.7%       64.9%
$7,000,001 - $8,000,000                  7       52,873,249       0.9        $7,553,321       $8,000,000      71.9%       67.4%
$8,000,001 - $9,000,000                 10       86,205,434       1.5        $8,620,543       $9,000,000      69.5%       65.5%
$9,000,001 - $10,000,000                 5       47,507,506       0.8        $9,501,501       $9,628,447      69.4%       62.5%
$10,000,001 - $15,000,000               26      329,072,106       5.9       $12,656,619      $15,000,000      73.0%       69.7%
$15,000,001 - $20,000,000               17      293,215,181       5.2       $17,247,952      $19,966,068      72.5%       68.4%
$20,000,001 - $25,000,000                8      180,650,000       3.2       $22,581,250      $24,000,000      71.0%       68.9%
$25,000,001 - $30,000,000                8      222,430,000       4.0       $27,803,750      $30,000,000      72.7%       69.2%
$30,000,001 - $35,000,000                8      263,480,000       4.7       $32,935,000      $35,000,000      70.2%       67.1%
$35,000,001 - $40,000,000                4      151,525,000       2.7       $37,881,250      $39,500,000      73.2%       70.8%
$40,000,001 - $45,000,000                4      171,833,000       3.1       $42,958,250      $45,000,000      74.9%       73.6%
$45,000,001 - $50,000,000                4      194,052,000       3.5       $48,513,000      $50,000,000      72.9%       71.5%
$50,000,001 - $55,000,000                2      106,225,000       1.9       $53,112,500      $53,200,000      77.5%       75.0%
$55,000,001 - $60,000,000                4      237,015,357       4.2       $59,253,839      $60,000,000      73.4%       67.2%
$60,000,001 - $65,000,000                2      123,118,000       2.2       $61,559,000      $62,118,000      69.2%       66.7%
$70,000,001 - $75,000,000                1       75,000,000       1.3       $75,000,000      $75,000,000      74.3%       68.9%
$90,000,001 - $100,000,000               2      195,000,000       3.5       $97,500,000     $100,000,000      48.5%       45.3%
$150,000,001 - $200,000,000              3      556,500,000       9.9      $185,500,000     $190,000,000      73.6%       72.0%
$200,000,001 - $300,000,000              1      280,000,000       5.0      $280,000,000     $280,000,000      80.0%       80.0%
$300,000,001 - $400,000,000              2      702,500,000      12.5      $351,250,000     $387,500,000      79.9%       79.9%
$400,000,001 - $500,000,000              1      430,000,000       7.7      $430,000,000     $430,000,000      78.2%       78.2%
$500,000,001 - $536,000,000              1      536,000,000       9.5      $536,000,000     $536,000,000      80.0%       80.0%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       212   $5,613,819,111     100.0%      $26,480,279     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off                  Maturity      DSC     Mortgage
Date Balances                      (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
$860,000 - $2,000,000                   117    1.56x       5.928%
$2,000,001 - $3,000,000                 119    1.40x       5.783%
$3,000,001 - $4,000,000                 115    1.43x       5.810%
$4,000,001 - $5,000,000                 104    1.36x       5.844%
$5,000,001 - $6,000,000                 108    1.45x       5.804%
$6,000,001 - $7,000,000                 118    1.51x       5.669%
$7,000,001 - $8,000,000                 109    1.39x       5.964%
$8,000,001 - $9,000,000                 112    1.51x       5.612%
$9,000,001 - $10,000,000                118    1.40x       5.835%
$10,000,001 - $15,000,000               112    1.46x       5.777%
$15,000,001 - $20,000,000               114    1.40x       5.709%
$20,000,001 - $25,000,000               111    1.35x       5.609%
$25,000,001 - $30,000,000               110    1.25x       5.694%
$30,000,001 - $35,000,000               118    1.43x       5.638%
$35,000,001 - $40,000,000               117    1.29x       6.122%
$40,000,001 - $45,000,000                74    1.39x       5.769%
$45,000,001 - $50,000,000               119    1.28x       5.775%
$50,000,001 - $55,000,000               119    1.31x       5.765%
$55,000,001 - $60,000,000               118    1.23x       5.696%
$60,000,001 - $65,000,000               119    1.31x       6.084%
$70,000,001 - $75,000,000               118    1.28x       5.410%
$90,000,001 - $100,000,000               88    2.09x       5.543%
$150,000,001 - $200,000,000              87    1.31x       5.930%
$200,000,001 - $300,000,000             118    1.21x       6.136%
$300,000,001 - $400,000,000             118    1.18x       5.636%
$400,000,001 - $500,000,000              58    1.21x       5.482%
$500,000,001 - $536,000,000             120    1.11x       5.423%
-------------------------------   ---------   -------   --------
                                        107    1.32x       5.717%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

         Range Of Cut-Off Date Balances for Loan Group 2 Mortgage Loans


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off                  Mortgage        Date        Group 2         Date             Date          LTV         at
Date Balances                      Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity*
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
$1,300,000 - $2,000,000                  1       $1,300,000       0.1%       $1,300,000       $1,300,000      76.5%       59.6%
$2,000,001 - $3,000,000                  1        2,900,000       0.1        $2,900,000       $2,900,000      73.7%       73.7%
$3,000,001 - $4,000,000                  5       19,086,883       0.8        $3,817,377       $4,000,000      74.8%       66.5%
$5,000,001 - $6,000,000                  5       28,041,973       1.2        $5,608,395       $6,000,000      76.6%       71.9%
$6,000,001 - $7,000,000                  3       19,700,000       0.9        $6,566,667       $6,700,000      74.1%       71.7%
$7,000,001 - $8,000,000                  3       22,990,000       1.0        $7,663,333       $8,000,000      79.9%       77.0%
$8,000,001 - $9,000,000                  3       26,500,000       1.2        $8,833,333       $9,000,000      65.8%       65.8%
$9,000,001 - $10,000,000                 3       28,060,000       1.2        $9,353,333       $9,750,000      73.6%       71.3%
$10,000,001 - $15,000,000                8      102,970,000       4.5       $12,871,250      $15,000,000      69.5%       68.5%
$15,000,001 - $20,000,000                3       52,505,770       2.3       $17,501,923      $19,218,000      67.8%       63.6%
$20,000,001 - $25,000,000                5      112,625,000       4.9       $22,525,000      $24,100,000      73.2%       71.6%
$25,000,001 - $30,000,000                3       84,750,000       3.7       $28,250,000      $30,000,000      71.0%       71.0%
$30,000,001 - $35,000,000                1       33,250,000       1.5       $33,250,000      $33,250,000      77.1%       77.1%
$35,000,001 - $40,000,000                3      117,000,000       5.1       $39,000,000      $40,000,000      70.4%       70.4%
$40,000,001 - $45,000,000                1       42,000,000       1.8       $42,000,000      $42,000,000      78.9%       78.9%
$45,000,001 - $50,000,000                2       96,000,000       4.2       $48,000,000      $50,000,000      69.2%       66.3%
$1,000,000,001 - $1,500,000,000          1    1,500,000,000      65.5    $1,500,000,000   $1,500,000,000      55.6%       55.6%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                        51   $2,289,679,626     100.0%      $44,895,679   $1,500,000,000      61.2%       60.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off                  Maturity      DSC     Mortgage
Date Balances                      (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
$1,300,000 - $2,000,000                 120    1.23x       6.180%
$2,000,001 - $3,000,000                 117    1.20x       5.620%
$3,000,001 - $4,000,000                 118    1.28x       5.832%
$5,000,001 - $6,000,000                 116    1.32x       5.802%
$6,000,001 - $7,000,000                 118    1.31x       5.709%
$7,000,001 - $8,000,000                  99    1.24x       5.858%
$8,000,001 - $9,000,000                  98    1.65x       5.778%
$9,000,001 - $10,000,000                118    1.33x       5.513%
$10,000,001 - $15,000,000                98    1.36x       5.739%
$15,000,001 - $20,000,000               118    1.48x       5.635%
$20,000,001 - $25,000,000               117    1.38x       5.515%
$25,000,001 - $30,000,000               117    1.29x       5.870%
$30,000,001 - $35,000,000                58    1.28x       5.851%
$35,000,001 - $40,000,000                79    1.30x       5.794%
$40,000,001 - $45,000,000               118    1.20x       5.520%
$45,000,001 - $50,000,000               119    1.34x       5.665%
$1,000,000,001 - $1,500,000,000         117    1.73x       6.434%
-------------------------------   ---------   -------   --------
                                        113    1.60x       6.183%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

            Mortgaged Properties by State for All Mortgage Loans (1)


                                                                                                             Wtd.        Wtd.
                                                                % of                                         Avg.        Avg.
                                   Number       Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of          Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
                                  Mortgage         Date         Pool           Date             Date          LTV         at
State                              Loans         Balance       Balance       Balance          Balance       Ratio (2)  Maturity(2)
-------------------------------   --------   --------------    --------    --------------  --------------   -------    --------
NY                                      19    $3,215,543,000      40.7%     $169,239,105   $1,160,377,359      65.1%       64.6%
CA                                      38       821,461,405      10.4       $21,617,405     $186,500,000      72.7%       70.0%
Southern(3)                            (31)      743,251,405       9.4       $23,975,852     $186,500,000      72.9%       70.4%
Northern(3)                             (7)       78,210,000       1.0       $11,172,857      $23,000,000      70.8%       66.5%
MA                                      10       655,704,758       8.3       $65,570,476     $387,500,000      81.1%       80.6%
TX                                      40       521,860,500       6.6       $13,046,513     $180,000,000      72.1%       68.2%
IL                                       6       319,610,270       4.0       $53,268,378     $280,000,000      79.2%       78.5%
FL                                      15       228,317,000       2.9       $15,221,133      $48,500,000      73.1%       71.9%
NJ                                      15       208,870,000       2.6       $13,924,667      $46,000,000      66.7%       64.8%
AZ                                      15       176,772,381       2.2       $11,784,825      $50,000,000      76.4%       73.5%
WA                                      14       140,724,943       1.8       $10,051,782      $24,000,000      68.4%       63.9%
VA                                      16       119,541,873       1.5        $7,471,367      $18,000,000      74.3%       68.2%
NC                                       6       105,721,732       1.3       $17,620,289      $40,373,000      71.8%       69.4%
DE                                       5        98,920,000       1.3       $19,784,000      $35,000,000      64.1%       61.1%
DC                                       3        95,000,000       1.2       $31,666,667      $47,000,000      66.1%       66.1%
PA                                       5        94,989,376       1.2       $18,997,875      $57,100,000      67.6%       62.8%
NV                                       4        94,266,068       1.2       $23,566,517      $39,000,000      72.3%       70.4%
GA                                      10        84,088,450       1.1        $8,408,845      $18,250,000      75.6%       71.1%
LA                                      23        75,322,500       1.0        $3,274,891       $7,912,500      77.9%       72.7%
OH                                      12        63,793,400       0.8        $5,316,117       $9,628,447      75.4%       71.3%
KY                                       1        61,000,000       0.8       $61,000,000      $61,000,000      77.8%       72.8%
MD                                       5        58,660,575       0.7       $11,732,115      $33,250,000      77.8%       77.0%
UT                                       6        56,474,685       0.7        $9,412,448      $25,500,000      76.8%       73.1%
RI                                       2        55,950,000       0.7       $27,975,000      $43,500,000      71.7%       71.7%
SC                                       5        48,567,105       0.6        $9,713,421      $27,040,000      79.1%       73.6%
MO                                       5        48,520,000       0.6        $9,704,000      $24,000,000      71.8%       69.1%
TN                                       4        46,479,202       0.6       $11,619,801      $22,875,000      77.4%       72.0%
MN                                       7        39,925,120       0.5        $5,703,589       $9,479,058      71.4%       64.8%
MI                                       1        39,500,000       0.5       $39,500,000      $39,500,000      65.7%       60.9%
ME                                       3        39,360,000       0.5       $13,120,000      $13,760,000      78.5%       73.3%
AL                                       2        34,960,000       0.4       $17,480,000      $26,640,000      76.2%       71.8%
WI                                       4        34,180,000       0.4        $8,545,000      $17,500,000      70.2%       66.4%
CT                                       2        28,944,000       0.4       $14,472,000      $26,000,000      76.8%       75.8%
NE                                       1        27,500,000       0.3       $27,500,000      $27,500,000      76.2%       70.8%
CO                                       2        26,400,000       0.3       $13,200,000      $16,000,000      65.8%       64.0%
KS                                       3        26,154,000       0.3        $8,718,000      $12,211,765      70.4%       70.0%
IN                                       4        25,294,240       0.3        $6,323,560       $8,200,000      70.7%       65.2%
OK                                       1        21,000,000       0.3       $21,000,000      $21,000,000      75.0%       75.0%
OR                                       4        20,275,000       0.3        $5,068,750       $5,625,000      72.2%       68.3%
ID                                       2        17,841,973       0.2        $8,920,987      $12,000,000      62.1%       58.5%
NH                                       2         7,900,000       0.1        $3,950,000       $4,300,000      74.3%       66.7%
MS                                       2         6,055,782       0.1        $3,027,891       $3,289,782      67.3%       58.9%
AK                                       1         4,390,173       0.1        $4,390,173       $4,390,173      73.8%       62.3%
WV                                       1         3,563,000       0.0        $3,563,000       $3,563,000      64.8%       64.8%
WY                                       1         2,796,226       0.0        $2,796,226       $2,796,226      70.4%       59.6%
ND                                       1         1,300,000       0.0        $1,300,000       $1,300,000      76.5%       59.6%
-------------------------------   --------   --------------    --------    --------------  --------------   -------    --------
                                       328    $7,903,498,737     100.0%      $24,096,033   $1,160,377,359      70.4%       68.6%


                                  Wtd. Avg.     Wtd.
                                   Stated       Avg.
                                  Remaining    Cut-Off     Wtd.
                                   Term to      Date       Avg.
                                  Maturity       DSC     Mortgage
State                              (Mos.)      Ratio (2)   Rate
-------------------------------   ---------   -------    --------
NY                                      108     1.49x       5.951%
CA                                       99     1.32x       5.751%
Southern(3)                             (97)    1.31x       5.756%
Northern(3)                            (119)    1.34x       5.710%
MA                                      108     1.24x       5.813%
TX                                      117     1.36x       5.631%
IL                                      118     1.23x       6.076%
FL                                      102     1.45x       5.875%
NJ                                      119     1.31x       5.974%
AZ                                      110     1.25x       5.685%
WA                                      101     1.42x       5.885%
VA                                      118     1.39x       5.726%
NC                                       95     1.49x       5.677%
DE                                      114     1.72x       5.543%
DC                                      119     1.24x       5.543%
PA                                      118     1.49x       5.817%
NV                                       93     1.22x       5.778%
GA                                      106     1.40x       5.818%
LA                                      119     1.21x       5.830%
OH                                      119     1.38x       5.747%
KY                                      120     1.22x       5.996%
MD                                       72     1.36x       5.818%
UT                                      118     1.34x       5.745%
RI                                       71     1.38x       5.687%
SC                                      114     1.34x       5.744%
MO                                      118     1.44x       5.697%
TN                                       96     1.27x       5.753%
MN                                      118     1.41x       5.804%
MI                                      115     1.43x       6.440%
ME                                      118     1.33x       5.818%
AL                                      118     1.22x       5.606%
WI                                      118     1.38x       5.802%
CT                                      119     1.24x       5.438%
NE                                      118     1.17x       5.490%
CO                                      118     1.40x       5.660%
KS                                      118     1.29x       5.636%
IN                                      118     1.34x       5.747%
OK                                      117     1.46x       5.790%
OR                                       88     1.31x       5.991%
ID                                      114     1.91x       5.764%
NH                                      118     1.39x       5.647%
MS                                      117     1.57x       5.736%
AK                                      118     1.20x       5.800%
WV                                      114     1.94x       5.280%
WY                                      119     1.29x       5.860%
ND                                      120     1.23x       6.180%
-------------------------------   ---------   -------    --------
                                        108     1.40x       5.852%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Mortgaged Properties by State for Loan Group 1 Mortgage Loans (1)


                                                                                                             Wtd.        Wtd.
                                                                % of                                         Avg.        Avg.
                                   Number       Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of          Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
                                  Mortgage         Date        Group 1         Date             Date          LTV         at
State                              Loans         Balance       Balance       Balance          Balance       Ratio (2)  Maturity(2)
-------------------------------   --------    --------------   -------    --------------   --------------   -------    --------
NY                                      16    $1,704,343,000      30.4%     $106,521,438     $536,000,000      73.4%       72.5%
CA                                      30       639,761,405      11.4       $21,325,380     $186,500,000      73.0%       69.7%
Southern(3)                            (24)      565,551,405      10.1       $23,564,642     $186,500,000      73.2%       70.0%
Northern(3)                             (6)       74,210,000       1.3       $12,368,333      $23,000,000      71.4%       66.9%
MA                                       7       637,710,218      11.4       $91,101,460     $387,500,000      81.7%       81.3%
TX                                      31       397,496,288       7.1       $12,822,461     $180,000,000      73.1%       68.4%
IL                                       2       283,650,000       5.1      $141,825,000     $280,000,000      79.6%       79.6%
FL                                      15       228,317,000       4.1       $15,221,133      $48,500,000      73.1%       71.9%
NJ                                      14       162,870,000       2.9       $11,633,571      $31,200,000      68.9%       68.2%
VA                                      14       113,141,873       2.0        $8,081,562      $18,000,000      74.3%       68.3%
NC                                       6       105,721,732       1.9       $17,620,289      $40,373,000      71.8%       69.4%
DE                                       5        98,920,000       1.8       $19,784,000      $35,000,000      64.1%       61.1%
WA                                      11        98,474,943       1.8        $8,952,268      $21,850,000      65.4%       59.0%
AZ                                      11        96,644,881       1.7        $8,785,898      $50,000,000      78.1%       72.7%
DC                                       3        95,000,000       1.7       $31,666,667      $47,000,000      66.1%       66.1%
PA                                       5        94,989,376       1.7       $18,997,875      $57,100,000      67.6%       62.8%
GA                                       9        76,088,450       1.4        $8,454,272      $18,250,000      75.2%       70.1%
LA                                      23        75,322,500       1.3        $3,274,891       $7,912,500      77.9%       72.7%
OH                                      12        63,793,400       1.1        $5,316,117       $9,628,447      75.4%       71.3%
KY                                       1        61,000,000       1.1       $61,000,000      $61,000,000      77.8%       72.8%
RI                                       2        55,950,000       1.0       $27,975,000      $43,500,000      71.7%       71.7%
SC                                       5        48,567,105       0.9        $9,713,421      $27,040,000      79.1%       73.6%
MI                                       1        39,500,000       0.7       $39,500,000      $39,500,000      65.7%       60.9%
ME                                       3        39,360,000       0.7       $13,120,000      $13,760,000      78.5%       73.3%
MO                                       4        36,950,000       0.7        $9,237,500      $24,000,000      75.1%       71.7%
MN                                       6        36,058,990       0.6        $6,009,832       $9,479,058      71.0%       64.9%
AL                                       2        34,960,000       0.6       $17,480,000      $26,640,000      76.2%       71.8%
CT                                       2        28,944,000       0.5       $14,472,000      $26,000,000      76.8%       75.8%
NE                                       1        27,500,000       0.5       $27,500,000      $27,500,000      76.2%       70.8%
CO                                       2        26,400,000       0.5       $13,200,000      $16,000,000      65.8%       64.0%
KS                                       3        26,154,000       0.5        $8,718,000      $12,211,765      70.4%       70.0%
IN                                       4        25,294,240       0.5        $6,323,560       $8,200,000      70.7%       65.2%
TN                                       3        23,604,202       0.4        $7,868,067      $16,964,202      79.7%       74.3%
OR                                       4        20,275,000       0.4        $5,068,750       $5,625,000      72.2%       68.3%
NV                                       1        19,966,068       0.4       $19,966,068      $19,966,068      78.3%       69.6%
MD                                       3        19,410,575       0.3        $6,470,192      $11,280,000      78.8%       76.3%
WI                                       1        17,500,000       0.3       $17,500,000      $17,500,000      60.8%       60.8%
UT                                       4        17,474,685       0.3        $4,368,671       $6,802,964      75.7%       63.8%
ID                                       1        12,000,000       0.2       $12,000,000      $12,000,000      53.6%       53.6%
NH                                       2         7,900,000       0.1        $3,950,000       $4,300,000      74.3%       66.7%
MS                                       2         6,055,782       0.1        $3,027,891       $3,289,782      67.3%       58.9%
AK                                       1         4,390,173       0.1        $4,390,173       $4,390,173      73.8%       62.3%
WV                                       1         3,563,000       0.1        $3,563,000       $3,563,000      64.8%       64.8%
WY                                       1         2,796,226       0.0        $2,796,226       $2,796,226      70.4%       59.6%
-------------------------------   --------    --------------   -------    --------------   --------------   -------    --------
                                       274    $5,613,819,111     100.0%      $20,488,391     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.     Wtd.
                                   Stated       Avg.
                                  Remaining    Cut-Off     Wtd.
                                   Term to      Date       Avg.
                                  Maturity       DSC     Mortgage
State                              (Mos.)      Ratio (2)   Rate
-------------------------------   ---------   -------    --------
NY                                      100     1.28x       5.528%
CA                                       97     1.30x       5.762%
Southern(3)                             (95)    1.30x       5.771%
Northern(3)                            (119)    1.35x       5.693%
MA                                      107     1.22x       5.816%
TX                                      118     1.34x       5.668%
IL                                      118     1.22x       6.132%
FL                                      102     1.45x       5.875%
NJ                                      119     1.33x       6.063%
VA                                      118     1.40x       5.722%
NC                                       95     1.49x       5.677%
DE                                      114     1.72x       5.543%
WA                                      105     1.46x       5.917%
AZ                                      112     1.23x       5.658%
DC                                      119     1.24x       5.543%
PA                                      118     1.49x       5.817%
GA                                      105     1.42x       5.821%
LA                                      119     1.21x       5.830%
OH                                      119     1.38x       5.747%
KY                                      120     1.22x       5.996%
RI                                       71     1.38x       5.687%
SC                                      114     1.34x       5.744%
MI                                      115     1.43x       6.440%
ME                                      118     1.33x       5.818%
MO                                      118     1.36x       5.600%
MN                                      118     1.42x       5.821%
AL                                      118     1.22x       5.606%
CT                                      119     1.24x       5.438%
NE                                      118     1.17x       5.490%
CO                                      118     1.40x       5.660%
KS                                      118     1.29x       5.636%
IN                                      118     1.34x       5.747%
TN                                       75     1.25x       6.037%
OR                                       88     1.31x       5.991%
NV                                      118     1.22x       5.600%
MD                                       82     1.46x       5.808%
WI                                      117     1.55x       5.550%
UT                                      117     1.31x       5.708%
ID                                      117     2.25x       5.800%
NH                                      118     1.39x       5.647%
MS                                      117     1.57x       5.736%
AK                                      118     1.20x       5.800%
WV                                      114     1.94x       5.280%
WY                                      119     1.29x       5.860%
-------------------------------   ---------   -------    --------
                                        107     1.32x       5.717%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Mortgaged Properties by State for Loan Group 2 Mortgage Loans (1)


                                                                                                             Wtd.        Wtd.
                                                                % of                                         Avg.        Avg.
                                   Number       Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of          Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
                                  Mortgage         Date        Group 2         Date             Date          LTV         at
State                              Loans         Balance       Balance       Balance          Balance       Ratio (2)  Maturity (2)
-------------------------------   --------    --------------   -------    --------------   --------------   -------    --------
NY                                       3    $1,511,200,000      66.0%     $503,733,333   $1,160,377,359      55.7%       55.7%
CA                                       8       181,700,000       7.9       $22,712,500      $50,000,000      71.8%       71.2%
Southern(3)                             (7)      177,700,000       7.8       $25,385,714      $50,000,000      72.0%       71.5%
Northern(3)                             (1)        4,000,000       0.2        $4,000,000       $4,000,000      59.7%       59.7%
TX                                       9       124,364,213       5.4       $13,818,246      $29,250,000      68.7%       67.4%
AZ                                       4        80,127,500       3.5       $20,031,875      $42,000,000      74.4%       74.4%
NV                                       3        74,300,000       3.2       $24,766,667      $39,000,000      70.7%       70.7%
NJ                                       1        46,000,000       2.0       $46,000,000      $46,000,000      59.0%       52.9%
WA                                       3        42,250,000       1.8       $14,083,333      $24,000,000      75.4%       75.4%
MD                                       2        39,250,000       1.7       $19,625,000      $33,250,000      77.3%       77.3%
UT                                       2        39,000,000       1.7       $19,500,000      $25,500,000      77.3%       77.3%
IL                                       4        35,960,270       1.6        $8,990,067      $17,460,270      76.1%       70.0%
TN                                       1        22,875,000       1.0       $22,875,000      $22,875,000      75.0%       69.6%
OK                                       1        21,000,000       0.9       $21,000,000      $21,000,000      75.0%       75.0%
MA                                       3        17,994,540       0.8        $5,998,180       $8,500,000      60.3%       55.9%
WI                                       3        16,680,000       0.7        $5,560,000       $7,440,000      80.0%       72.3%
MO                                       1        11,570,000       0.5       $11,570,000      $11,570,000      60.9%       60.9%
GA                                       1         8,000,000       0.3        $8,000,000       $8,000,000      80.0%       80.0%
VA                                       2         6,400,000       0.3        $3,200,000       $4,986,047      74.4%       67.0%
ID                                       1         5,841,973       0.3        $5,841,973       $5,841,973      79.8%       68.7%
MN                                       1         3,866,130       0.2        $3,866,130       $3,866,130      75.8%       63.8%
ND                                       1         1,300,000       0.1        $1,300,000       $1,300,000      76.5%       59.6%
-------------------------------   --------    --------------   -------    --------------   --------------   -------    --------
                                        54    $2,289,679,626     100.0%      $42,401,475   $1,160,377,359      61.2%       60.6%


                                  Wtd. Avg.     Wtd.
                                   Stated       Avg.
                                  Remaining    Cut-Off     Wtd.
                                   Term to      Date       Avg.
                                  Maturity       DSC     Mortgage
State                              (Mos.)      Ratio (2)   Rate
-------------------------------   ---------    -------   --------
NY                                      117     1.73x       6.429%
CA                                      105     1.36x       5.712%
Southern(3)                            (105)    1.36x       5.705%
Northern(3)                            (117)    1.26x       6.020%
TX                                      113     1.43x       5.516%
AZ                                      108     1.28x       5.718%
NV                                       87     1.22x       5.826%
NJ                                      120     1.22x       5.660%
WA                                       92     1.31x       5.810%
MD                                       67     1.31x       5.823%
UT                                      118     1.35x       5.762%
IL                                      118     1.29x       5.638%
TN                                      118     1.30x       5.460%
OK                                      117     1.46x       5.790%
MA                                      118     1.77x       5.695%
WI                                      119     1.21x       6.066%
MO                                      119     1.70x       6.010%
GA                                      119     1.25x       5.790%
VA                                      119     1.21x       5.800%
ID                                      107     1.22x       5.690%
MN                                      118     1.32x       5.650%
ND                                      120     1.23x       6.180%
-------------------------------   ---------    -------   --------
                                        113     1.60x       6.183%


-----------------------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

 Range of Underwritten DSC Ratios for All Mortgage Loans as of the Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Underwritten             Mortgage        Date         Pool           Date             Date          LTV         at
DSC Ratios (x)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
1.06 - 1.09                              2      $68,000,000       0.9%      $34,000,000      $60,000,000      75.2%       74.3%
1.10 - 1.14                              1      536,000,000       6.8      $536,000,000     $536,000,000      80.0%       80.0%
1.15 - 1.19                             11      561,500,270       7.1       $51,045,479     $387,500,000      84.3%       82.1%
1.20 - 1.24                             65    2,020,578,031      25.6       $31,085,816     $430,000,000      75.2%       73.0%
1.25 - 1.29                             43      602,342,760       7.6       $14,007,971      $75,000,000      74.0%       69.8%
1.30 - 1.34                             35    1,081,107,881      13.7       $30,888,797     $190,000,000      73.2%       70.6%
1.35 - 1.39                             23      331,140,136       4.2       $14,397,397      $62,118,000      72.8%       70.8%
1.40 - 1.44                             17      258,676,506       3.3       $15,216,265      $48,500,000      72.4%       68.8%
1.45 - 1.49                             10      175,024,618       2.2       $17,502,462      $50,000,000      74.1%       73.2%
1.50 - 1.54                              7       63,182,192       0.8        $9,026,027      $16,000,000      69.7%       65.8%
1.55 - 1.59                             10      121,907,282       1.5       $12,190,728      $24,100,000      68.6%       67.9%
1.60 - 1.64                              3       58,700,000       0.7       $19,566,667      $35,000,000      67.9%       67.9%
1.65 - 1.69                              3       46,448,000       0.6       $15,482,667      $20,160,000      66.9%       66.9%
1.70 - 1.74                             11    1,605,198,061      20.3      $145,927,096   $1,500,000,000      56.5%       56.4%
1.75 - 1.79                              3       31,697,000       0.4       $10,565,667      $16,742,000      61.1%       61.1%
1.80 - 1.84                              2        5,055,000       0.1        $2,527,500       $2,975,000      79.0%       76.7%
1.90 - 1.94                              6       41,031,000       0.5        $6,838,500      $14,000,000      55.8%       54.9%
1.95 - 1.99                              1       95,000,000       1.2       $95,000,000      $95,000,000      53.4%       46.9%
2.00 - 2.04                              2        4,560,000       0.1        $2,280,000       $3,700,000      60.0%       60.0%
2.05 - 2.09                              1       35,000,000       0.4       $35,000,000      $35,000,000      43.3%       38.7%
2.10 - 2.14                              1       16,200,000       0.2       $16,200,000      $16,200,000      59.3%       59.3%
2.15 - 2.19                              1      100,000,000       1.3      $100,000,000     $100,000,000      43.9%       43.9%
2.25 - 2.29                              1       12,000,000       0.2       $12,000,000      $12,000,000      53.6%       53.6%
2.30 - 3.47                              4       33,150,000       0.4        $8,287,500      $15,000,000      43.0%       43.0%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       263   $7,903,498,737     100.0%      $30,051,326   $1,500,000,000      70.4%       68.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Underwritten             Maturity      DSC     Mortgage
DSC Ratios (x)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------    --------
1.06 - 1.09                             118    1.06x       5.965%
1.10 - 1.14                             120    1.11x       5.423%
1.15 - 1.19                             118    1.17x       5.664%
1.20 - 1.24                             102    1.21x       5.736%
1.25 - 1.29                             111    1.27x       5.708%
1.30 - 1.34                              96    1.32x       5.852%
1.35 - 1.39                             107    1.37x       5.890%
1.40 - 1.44                             118    1.42x       5.805%
1.45 - 1.49                             117    1.46x       5.713%
1.50 - 1.54                             118    1.51x       5.689%
1.55 - 1.59                             112    1.57x       5.603%
1.60 - 1.64                             117    1.63x       5.583%
1.65 - 1.69                             119    1.67x       5.463%
1.70 - 1.74                             115    1.73x       6.381%
1.75 - 1.79                             117    1.76x       5.539%
1.80 - 1.84                             119    1.82x       5.612%
1.90 - 1.94                             100    1.92x       5.904%
1.95 - 1.99                             118    1.98x       5.640%
2.00 - 2.04                             115    2.02x       5.545%
2.05 - 2.09                             117    2.07x       5.410%
2.10 - 2.14                             118    2.10x       5.480%
2.15 - 2.19                              59    2.18x       5.450%
2.25 - 2.29                             117    2.25x       5.800%
2.30 - 3.47                             107    2.60x       5.691%
-------------------------------   ---------   -------    --------
                                        108    1.40x       5.852%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   Range of Underwritten DSC Ratios for Loan Group 1 Mortgage Loans as of the
                                  Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Underwritten             Mortgage        Date        Group 1         Date             Date          LTV         at
DSC Ratios (x)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
1.06 - 1.09                              2      $68,000,000       1.2%      $34,000,000      $60,000,000      75.2%       74.3%
1.10 - 1.14                              1      536,000,000       9.5      $536,000,000     $536,000,000      80.0%       80.0%
1.15 - 1.19                              8      523,600,000       9.3       $65,450,000     $387,500,000      84.8%       83.2%
1.20 - 1.24                             52    1,776,236,058      31.6       $34,158,386     $430,000,000      75.8%       73.6%
1.25 - 1.29                             32      467,872,007       8.3       $14,621,000      $75,000,000      73.8%       68.7%
1.30 - 1.34                             28      992,756,751      17.7       $35,455,598     $190,000,000      73.0%       70.3%
1.35 - 1.39                             22      324,540,136       5.8       $14,751,824      $62,118,000      72.9%       70.9%
1.40 - 1.44                             13      195,676,506       3.5       $15,052,039      $48,500,000      73.9%       69.5%
1.45 - 1.49                              6       58,024,618       1.0        $9,670,770      $17,200,000      72.0%       69.3%
1.50 - 1.54                              5       44,382,192       0.8        $8,876,438      $16,000,000      68.0%       62.4%
1.55 - 1.59                              8       81,979,782       1.5       $10,247,473      $23,640,000      68.4%       67.4%
1.60 - 1.64                              3       58,700,000       1.0       $19,566,667      $35,000,000      67.9%       67.9%
1.65 - 1.69                              2       27,230,000       0.5       $13,615,000      $20,160,000      72.0%       72.0%
1.70 - 1.74                              9       93,628,061       1.7       $10,403,118      $40,373,000      70.7%       69.8%
1.75 - 1.79                              3       31,697,000       0.6       $10,565,667      $16,742,000      61.1%       61.1%
1.80 - 1.84                              2        5,055,000       0.1        $2,527,500       $2,975,000      79.0%       76.7%
1.90 - 1.94                              6       41,031,000       0.7        $6,838,500      $14,000,000      55.8%       54.9%
1.95 - 1.99                              1       95,000,000       1.7       $95,000,000      $95,000,000      53.4%       46.9%
2.00 - 2.04                              2        4,560,000       0.1        $2,280,000       $3,700,000      60.0%       60.0%
2.05 - 2.09                              1       35,000,000       0.6       $35,000,000      $35,000,000      43.3%       38.7%
2.10 - 2.14                              1       16,200,000       0.3       $16,200,000      $16,200,000      59.3%       59.3%
2.15 - 2.19                              1      100,000,000       1.8      $100,000,000     $100,000,000      43.9%       43.9%
2.25 - 2.29                              1       12,000,000       0.2       $12,000,000      $12,000,000      53.6%       53.6%
2.30 - 3.47                              3       24,650,000       0.4        $8,216,667      $15,000,000      43.4%       43.4%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       212   $5,613,819,111     100.0%      $26,480,279     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Underwritten             Maturity      DSC     Mortgage
DSC Ratios (x)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------    --------
1.06 - 1.09                             118    1.06x       5.965%
1.10 - 1.14                             120    1.11x       5.423%
1.15 - 1.19                             118    1.17x       5.663%
1.20 - 1.24                             103    1.21x       5.726%
1.25 - 1.29                             114    1.27x       5.704%
1.30 - 1.34                              96    1.32x       5.869%
1.35 - 1.39                             107    1.37x       5.896%
1.40 - 1.44                             118    1.42x       5.854%
1.45 - 1.49                             114    1.47x       5.762%
1.50 - 1.54                             118    1.51x       5.706%
1.55 - 1.59                             110    1.56x       5.666%
1.60 - 1.64                             117    1.63x       5.583%
1.65 - 1.69                             119    1.67x       5.550%
1.70 - 1.74                              81    1.71x       5.579%
1.75 - 1.79                             117    1.76x       5.539%
1.80 - 1.84                             119    1.82x       5.612%
1.90 - 1.94                             100    1.92x       5.904%
1.95 - 1.99                             118    1.98x       5.640%
2.00 - 2.04                             115    2.02x       5.545%
2.05 - 2.09                             117    2.07x       5.410%
2.10 - 2.14                             118    2.10x       5.480%
2.15 - 2.19                              59    2.18x       5.450%
2.25 - 2.29                             117    2.25x       5.800%
2.30 - 3.47                             103    2.68x       5.691%
-------------------------------   ---------   -------    --------
                                        107    1.32x       5.717%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   Range of Underwritten DSC Ratios for Loan Group 2 Mortgage Loans as of the
                                  Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Underwritten             Mortgage        Date        Group 2         Date             Date          LTV         at
DSC Ratios (x)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
1.16 - 1.19                              3      $37,900,270       1.7%      $12,633,423      $17,460,270      77.0%       66.9%
1.20 - 1.24                             13      244,341,973      10.7       $18,795,536      $46,000,000      70.8%       68.8%
1.25 - 1.29                             11      134,470,753       5.9       $12,224,614      $33,250,000      74.7%       73.4%
1.30 - 1.34                              7       88,351,130       3.9       $12,621,590      $24,000,000      75.2%       73.3%
1.35 - 1.39                              1        6,600,000       0.3        $6,600,000       $6,600,000      68.0%       68.0%
1.40 - 1.44                              4       63,000,000       2.8       $15,750,000      $29,250,000      67.6%       66.6%
1.45 - 1.49                              4      117,000,000       5.1       $29,250,000      $50,000,000      75.2%       75.2%
1.50 - 1.54                              2       18,800,000       0.8        $9,400,000      $13,500,000      73.6%       73.6%
1.55 - 1.64                              2       39,927,500       1.7       $19,963,750      $24,100,000      68.9%       68.9%
1.65 - 1.69                              1       19,218,000       0.8       $19,218,000      $19,218,000      59.7%       59.7%
1.70 - 1.74                              2    1,511,570,000      66.0      $755,785,000   $1,500,000,000      55.6%       55.6%
2.30 - 2.36                              1        8,500,000       0.4        $8,500,000       $8,500,000      41.7%       41.7%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                        51   $2,289,679,626     100.0%      $44,895,679   $1,500,000,000      61.2%       60.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Underwritten             Maturity      DSC     Mortgage
DSC Ratios (x)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
1.16 - 1.19                             118    1.18x       5.680%
1.20 - 1.24                              94    1.21x       5.804%
1.25 - 1.29                              99    1.27x       5.721%
1.30 - 1.34                             103    1.32x       5.658%
1.35 - 1.39                             117    1.39x       5.630%
1.40 - 1.44                             118    1.41x       5.652%
1.45 - 1.49                             118    1.46x       5.688%
1.50 - 1.54                             119    1.51x       5.650%
1.55 - 1.64                             118    1.58x       5.473%
1.65 - 1.69                             118    1.67x       5.340%
1.70 - 1.74                             117    1.73x       6.431%
2.30 - 2.36                             118    2.36x       5.690%
-------------------------------   ---------   -------   --------
                                        113    1.60x       6.183%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Range Of LTV Ratios for All Mortgage Loans as of the Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off Date             Mortgage        Date         Pool           Date             Date          LTV         at
LTV Ratios (%)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
36.36 - 40.00                            1       $6,000,000       0.1%       $6,000,000       $6,000,000      36.4%       36.4%
40.01 - 50.00                            7      181,539,618       2.3       $25,934,231     $100,000,000      44.1%       42.5%
50.01 - 55.00                            6      131,787,440       1.7       $21,964,573      $95,000,000      53.4%       46.9%
55.01 - 60.00                           18    1,674,811,500      21.2       $93,045,083   $1,500,000,000      55.9%       55.5%
60.01 - 65.00                           20      309,699,718       3.9       $15,484,986      $62,118,000      62.5%       61.7%
65.01 - 70.00                           35      490,780,619       6.2       $14,022,303      $48,552,000      67.7%       64.0%
70.01 - 75.00                           67    1,963,247,815      24.8       $29,302,206     $315,000,000      72.8%       70.4%
75.01 - 80.00                          105    2,706,572,027      34.2       $25,776,876     $536,000,000      78.9%       77.0%
80.01 - 85.00                            2       24,520,000       0.3       $12,260,000      $16,200,000      83.2%       81.3%
85.01 - 87.18                            2      414,540,000       5.2      $207,270,000     $387,500,000      87.0%       86.7%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       263   $7,903,498,737     100.0%      $30,051,326   $1,500,000,000      70.4%       68.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off Date             Maturity      DSC     Mortgage
LTV Ratios (%)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
36.36 - 40.00                            58    3.47x       5.510%
40.01 - 50.00                            85    2.15x       5.584%
50.01 - 55.00                           118    1.94x       5.653%
55.01 - 60.00                           117    1.71x       6.348%
60.01 - 65.00                           117    1.47x       5.780%
65.01 - 70.00                           113    1.33x       5.832%
70.01 - 75.00                           102    1.30x       5.758%
75.01 - 80.00                           106    1.23x       5.684%
80.01 - 85.00                           119    1.23x       5.779%
85.01 - 87.18                           118    1.17x       5.662%
-------------------------------   ---------   -------   --------
                                        108    1.40x       5.852%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   Range Of LTV Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off Date             Mortgage        Date        Group 1         Date             Date          LTV         at
LTV Ratios (%)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
36.36 - 40.00                            1       $6,000,000       0.1%       $6,000,000       $6,000,000      36.4%       36.4%
40.01 - 50.00                            6      173,039,618       3.1       $28,839,936     $100,000,000      44.2%       42.6%
50.01 - 55.00                            6      131,787,440       2.3       $21,964,573      $95,000,000      53.4%       46.9%
55.01 - 60.00                           14      105,593,500       1.9        $7,542,393      $23,640,000      59.2%       55.5%
60.01 - 65.00                           16      238,052,218       4.2       $14,878,264      $62,118,000      62.1%       61.1%
65.01 - 70.00                           31      410,530,619       7.3       $13,242,923      $48,552,000      67.5%       63.2%
70.01 - 75.00                           49    1,663,912,815      29.6       $33,957,404     $315,000,000      72.8%       70.2%
75.01 - 80.00                           85    2,445,842,901      43.6       $28,774,622     $536,000,000      78.9%       77.0%
80.01 - 85.00                            2       24,520,000       0.4       $12,260,000      $16,200,000      83.2%       81.3%
85.01 - 87.18                            2      414,540,000       7.4      $207,270,000     $387,500,000      87.0%       86.7%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       212   $5,613,819,111     100.0%      $26,480,279     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off Date             Maturity      DSC     Mortgage
LTV Ratios (%)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
36.36 - 40.00                            58    3.47x       5.510%
40.01 - 50.00                            84    2.14x       5.579%
50.01 - 55.00                           118    1.94x       5.653%
55.01 - 60.00                           113    1.61x       5.627%
60.01 - 65.00                           116    1.47x       5.765%
65.01 - 70.00                           118    1.35x       5.855%
70.01 - 75.00                           102    1.29x       5.773%
75.01 - 80.00                           106    1.23x       5.678%
80.01 - 85.00                           119    1.23x       5.779%
85.01 - 87.18                           118    1.17x       5.662%
-------------------------------   ---------   -------   --------
                                        107    1.32x       5.717%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   Range Of LTV Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range Of Cut-Off Date             Mortgage        Date        Group 2         Date             Date          LTV         at
LTV Ratios (%)                     Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
41.67 - 50.00                            1       $8,500,000       0.4%       $8,500,000       $8,500,000      41.7%       41.7%
55.01 - 60.00                            4    1,569,218,000      68.5      $392,304,500   $1,500,000,000      55.7%       55.5%
60.01 - 65.00                            4       71,647,500       3.1       $17,911,875      $29,250,000      63.8%       63.8%
65.01 - 70.00                            4       80,250,000       3.5       $20,062,500      $38,000,000      68.6%       68.0%
70.01 - 75.00                           18      299,335,000      13.1       $16,629,722      $40,000,000      72.5%       71.3%
75.01 - 80.00                           20      260,729,126      11.4       $13,036,456      $50,000,000      78.6%       76.4%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                        51   $2,289,679,626     100.0%      $44,895,679   $1,500,000,000      61.2%       60.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range Of Cut-Off Date             Maturity      DSC     Mortgage
LTV Ratios (%)                     (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
41.67 - 50.00                           118    2.36x       5.690%
55.01 - 60.00                           117    1.71x       6.397%
60.01 - 65.00                           118    1.49x       5.831%
65.01 - 70.00                            89    1.25x       5.716%
70.01 - 75.00                           105    1.34x       5.675%
75.01 - 80.00                           104    1.29x       5.738%
-------------------------------   ---------   -------   --------
                                        113    1.60x       6.183%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

      Range of LTV Ratios for All Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Maturity Date            Mortgage        Date         Pool           Date             Date          LTV         at
or ARD LTV Ratios (%)              Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
0.00 - 5.00                              2       $6,712,440       0.1%       $3,356,220       $4,612,440      52.1%        0.2%
30.01 - 40.00                            3       46,389,618       0.6       $15,463,206      $35,000,000      42.9%       37.5%
40.01 - 50.00                           10      247,708,500       3.1       $24,770,850     $100,000,000      48.3%       45.2%
50.01 - 55.00                           11      130,495,080       1.7       $11,863,189      $46,000,000      58.6%       53.2%
55.01 - 60.00                           31    1,768,275,932      22.4       $57,041,159   $1,500,000,000      57.1%       56.0%
60.01 - 65.00                           41      559,113,195       7.1       $13,636,907      $62,118,000      66.4%       62.9%
65.01 - 70.00                           48      870,991,599      11.0       $18,145,658     $180,000,000      72.7%       67.7%
70.01 - 75.00                           65    1,848,884,372      23.4       $28,444,375     $315,000,000      74.3%       72.5%
75.01 - 80.00                           50    2,021,228,000      25.6       $40,424,560     $536,000,000      79.2%       79.1%
80.01 - 85.00                            1       16,200,000       0.2       $16,200,000      $16,200,000      84.4%       84.4%
85.01 - 87.18                            1      387,500,000       4.9      $387,500,000     $387,500,000      87.2%       87.2%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       263   $7,903,498,737     100.0%      $30,051,326   $1,500,000,000      70.4%       68.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Maturity Date            Maturity      DSC     Mortgage
or ARD LTV Ratios (%)              (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
0.00 - 5.00                             122    1.19x       5.838%
30.01 - 40.00                           109    2.18x       5.491%
40.01 - 50.00                            94    2.08x       5.639%
50.01 - 55.00                           119    1.43x       5.726%
55.01 - 60.00                           117    1.69x       6.309%
60.01 - 65.00                           118    1.40x       5.827%
65.01 - 70.00                           115    1.30x       5.746%
70.01 - 75.00                           101    1.28x       5.774%
75.01 - 80.00                           102    1.23x       5.658%
80.01 - 85.00                           119    1.20x       5.810%
85.01 - 87.18                           118    1.16x       5.659%
-------------------------------   ---------   -------   --------
                                        108    1.40x       5.852%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

 Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Maturity Date            Mortgage        Date        Group 1         Date             Date          LTV         at
or ARD LTV Ratios (%)              Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
0.00 - 5.00                              2       $6,712,440       0.1%       $3,356,220       $4,612,440      52.1%        0.2%
30.01 - 40.00                            3       46,389,618       0.8       $15,463,206      $35,000,000      42.9%       37.5%
40.01 - 50.00                            9      239,208,500       4.3       $26,578,722     $100,000,000      48.6%       45.3%
50.01 - 55.00                           10       84,495,080       1.5        $8,449,508      $22,000,000      58.3%       53.4%
55.01 - 60.00                           27      243,757,932       4.3        $9,028,072      $59,915,357      66.2%       58.6%
60.01 - 65.00                           35      470,599,565       8.4       $13,445,702      $62,118,000      66.6%       62.7%
65.01 - 70.00                           36      715,533,604      12.7       $19,875,933     $180,000,000      72.7%       67.6%
70.01 - 75.00                           49    1,590,394,372      28.3       $32,457,028     $315,000,000      74.6%       72.6%
75.01 - 80.00                           39    1,813,028,000      32.3       $46,487,897     $536,000,000      79.3%       79.1%
80.01 - 85.00                            1       16,200,000       0.3       $16,200,000      $16,200,000      84.4%       84.4%
85.01 - 87.18                            1      387,500,000       6.9      $387,500,000     $387,500,000      87.2%       87.2%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       212   $5,613,819,111     100.0%      $26,480,279     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Maturity Date            Maturity      DSC     Mortgage
or ARD LTV Ratios (%)              (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
0.00 - 5.00                             122    1.19x       5.838%
30.01 - 40.00                           109    2.18x       5.491%
40.01 - 50.00                            93    2.07x       5.637%
50.01 - 55.00                           118    1.54x       5.762%
55.01 - 60.00                           115    1.46x       5.619%
60.01 - 65.00                           118    1.39x       5.837%
65.01 - 70.00                           118    1.31x       5.765%
70.01 - 75.00                           100    1.27x       5.780%
75.01 - 80.00                           102    1.22x       5.651%
80.01 - 85.00                           119    1.20x       5.810%
85.01 - 87.18                           118    1.16x       5.659%
-------------------------------   ---------   -------   --------
                                        107    1.32x       5.717%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

 Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of Maturity Date            Mortgage        Date        Group 2         Date             Date          LTV         at
or ARD LTV Ratios (%)              Loans        Balance       Balance       Balance          Balance       Ratio *    Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
41.67 - 50.00                            1       $8,500,000       0.4%       $8,500,000       $8,500,000      41.7%       41.7%
50.01 - 55.00                            1       46,000,000       2.0       $46,000,000      $46,000,000      59.0%       52.9%
55.01 - 60.00                            4    1,524,518,000      66.6      $381,129,500   $1,500,000,000      55.6%       55.6%
60.01 - 65.00                            6       88,513,630       3.9       $14,752,272      $29,250,000      65.6%       63.9%
65.01 - 70.00                           12      155,457,996       6.8       $12,954,833      $38,000,000      72.6%       68.1%
70.01 - 75.00                           16      258,490,000      11.3       $16,155,625      $40,000,000      72.6%       72.1%
75.01 - 80.00                           11      208,200,000       9.1       $18,927,273      $50,000,000      78.4%       78.4%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                        51   $2,289,679,626     100.0%      $44,895,679   $1,500,000,000      61.2%       60.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of Maturity Date            Maturity      DSC     Mortgage
or ARD LTV Ratios (%)              (Mos.)     Ratio *     Rate
-------------------------------   ---------   -------   --------
41.67 - 50.00                           118    2.36x       5.690%
50.01 - 55.00                           120    1.22x       5.660%
55.01 - 60.00                           117    1.73x       6.419%
60.01 - 65.00                           118    1.43x       5.775%
65.01 - 70.00                           102    1.25x       5.657%
70.01 - 75.00                           103    1.34x       5.739%
75.01 - 80.00                           101    1.31x       5.712%
-------------------------------   ---------   -------   --------
                                        113    1.60x       6.183%


-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                 Range of Mortgage Rates for All Mortgage Loans


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of                          Mortgage        Date         Pool           Date             Date          LTV         at
Mortgage Rates (%) (1)             Loans        Balance       Balance       Balance          Balance       Ratio (2)  Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
5.180 - 5.250                            1      $24,100,000       0.3%      $24,100,000      $24,100,000      71.5%       71.5%
5.251 - 5.500                           27    1,594,751,357      20.2       $59,064,865     $536,000,000      73.5%       72.3%
5.501 - 5.750                          104    2,313,151,347      29.3       $22,241,840     $387,500,000      74.3%       71.9%
5.751 - 6.000                           98    1,627,768,942      20.6       $16,609,887     $186,500,000      73.6%       70.3%
6.001 - 6.250                           25      663,525,091       8.4       $26,541,004     $280,000,000      74.7%       73.6%
6.251 - 6.500                            6    1,658,202,000      21.0      $276,367,000   $1,500,000,000      57.0%       56.8%
6.501 - 6.750                            1       14,000,000       0.2       $14,000,000      $14,000,000      45.9%       43.2%
6.751 - 6.830                            1        8,000,000       0.1        $8,000,000       $8,000,000      76.9%       69.3%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       263   $7,903,498,737     100.0%      $30,051,326   $1,500,000,000      70.4%       68.6%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of                          Maturity      DSC     Mortgage
Mortgage Rates (%) (1)             (Mos.)     Ratio (2)   Rate
-------------------------------   ---------   -------   --------
5.180 - 5.250                           118    1.58x       5.180%
5.251 - 5.500                            98    1.30x       5.444%
5.501 - 5.750                           114    1.34x       5.642%
5.751 - 6.000                           103    1.31x       5.861%
6.001 - 6.250                           103    1.28x       6.113%
6.251 - 6.500                           117    1.69x       6.426%
6.501 - 6.750                           120    1.90x       6.530%
6.751 - 6.830                           116    1.06x       6.830%
-------------------------------   ---------   -------   --------
                                        108    1.40x       5.852%


-----------------------------------
(1) The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the Prospectus Supplement.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

             Range of Mortgage Rates for Loan Group 1 Mortgage Loans


                                                                                                            Wtd.        Wtd.
                                                               % of                                         Avg.        Avg.
                                   Number      Aggregate      Cut-Off       Average          Maximum       Cut-Off      LTV
                                     of         Cut-Off        Date         Cut-Off          Cut-Off        Date       Ratio
Range of                          Mortgage        Date        Group 1         Date             Date          LTV         at
Mortgage Rates (%) (1)             Loans        Balance       Balance       Balance          Balance       Ratio (2)  Maturity *
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
5.280 - 5.500                           21   $1,494,258,357      26.6%      $71,155,160     $536,000,000      73.8%       72.8%
5.501 - 5.750                           81    1,932,478,434      34.4       $23,857,758     $387,500,000      74.7%       72.2%
5.751 - 6.000                           84    1,387,625,229      24.7       $16,519,348     $186,500,000      73.7%       70.0%
6.001 - 6.250                           20      624,655,091      11.1       $31,232,755     $280,000,000      75.1%       74.0%
6.251 - 6.500                            4      152,802,000       2.7       $38,200,500      $48,552,000      70.6%       68.2%
6.501 - 6.750                            1       14,000,000       0.2       $14,000,000      $14,000,000      45.9%       43.2%
6.751 - 6.830                            1        8,000,000       0.1        $8,000,000       $8,000,000      76.9%       69.3%
-------------------------------   --------   --------------   -------    --------------   --------------   -------    --------
                                       212   $5,613,819,111     100.0%      $26,480,279     $536,000,000      74.1%       71.8%


                                  Wtd. Avg.    Wtd.
                                   Stated      Avg.
                                  Remaining   Cut-Off     Wtd.
                                   Term to     Date       Avg.
Range of                          Maturity      DSC     Mortgage
Mortgage Rates (%) (1)             (Mos.)     Ratio (2)     Rate
-------------------------------   ---------   -------   --------
5.280 - 5.500                            97    1.30x       5.445%
5.501 - 5.750                           115    1.34x       5.638%
5.751 - 6.000                           105    1.32x       5.857%
6.001 - 6.250                           104    1.27x       6.115%
6.251 - 6.500                           118    1.33x       6.347%
6.501 - 6.750                           120    1.90x       6.530%
6.751 - 6.830                           116    1.06x       6.830%
-------------------------------   ---------   -------   --------
                                        107    1.32x       5.717%


-----------------------------------
(1) The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the Prospectus Supplement.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

             Range of Mortgage Rates for Loan Group 2 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of                         Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
Mortgage Rates (%) (1)            Loans          Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
5.180 - 5.250                              1     $24,100,000      1.1%   $24,100,000     $24,100,000       71.5%             71.5%
5.251 - 5.500                              6     100,493,000      4.4    $16,748,833     $22,875,000       69.0%             65.6%
5.501 - 5.750                             23     380,672,913     16.6    $16,550,996     $50,000,000       72.1%             70.3%
5.751 - 6.000                             14     240,143,713     10.5    $17,153,122     $38,000,000       72.9%             72.2%
6.001 - 6.250                              5      38,870,000      1.7     $7,774,000     $13,000,000       68.7%             68.1%
6.251 - 6.434                              2   1,505,400,000     65.7   $752,700,000  $1,500,000,000       55.6%             55.6%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          51  $2,289,679,626    100.0%   $44,895,679  $1,500,000,000       61.2%             60.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
                                Term to     Cut-Off    Wtd. Avg.
Range of                       Maturity    Date DSC    Mortgage
Mortgage Rates (%) (1)          (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
5.180 - 5.250                        118     1.58x         5.180%
5.251 - 5.500                        117     1.35x         5.417%
5.501 - 5.750                        110     1.35x         5.657%
5.751 - 6.000                         95     1.30x         5.886%
6.001 - 6.250                         84     1.36x         6.073%
6.251 - 6.434                        117     1.73x         6.434%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
(1) The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the Prospectus Supplement.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Range of Original Terms to Maturity or Anticipated Repayment Date
                             for All Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Original Terms to      Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Maturity or Anticipated          Mortgage          Date        Pool         Date           Date       Date LTV       LTV Ratio
Repayment Date (months)           Loans          Balance      Balance     Balance        Balance      Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
0 - 60                                    30  $1,165,011,420     14.7%   $38,833,714    $430,000,000       72.7%             72.6%
61 - 84                                    2     195,679,000      2.5    $97,839,500    $190,000,000       73.8%             73.8%
85 - 108                                   1       5,841,973      0.1     $5,841,973      $5,841,973       79.8%             68.7%
109 - 120                                229   6,534,866,344     82.7    $28,536,534  $1,500,000,000       69.8%             67.7%
121 - 132                                  1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         263  $7,903,498,737    100.0%   $30,051,326  $1,500,000,000       70.4%             68.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Original Terms to      Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated        Maturity    Date DSC    Mortgage
Repayment Date (months)         (Mos.)      Ratio *      Rate
----------------------------   ---------   ---------   ---------
0 - 60                                58     1.38x         5.690%
61 - 84                               84     1.30x         6.067%
85 - 108                             107     1.22x         5.690%
109 - 120                            118     1.40x         5.875%
121 - 132                            132     1.15x         6.010%
----------------------------   ---------   ---------   ---------
                                     108     1.40x         5.852%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Range of Original Terms to Maturity or Anticipated Repayment Date
                         for Loan Group 1 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Original Terms to      Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Maturity or Anticipated          Mortgage          Date       Group 1       Date           Date       Date LTV       LTV Ratio
Repayment Date (months)           Loans          Balance      Balance     Balance        Balance       Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
0 - 60                                    22  $1,003,311,420     17.9%   $45,605,065    $430,000,000       72.6%             72.5%
61 - 84                                    2     195,679,000      3.5    $97,839,500    $190,000,000       73.8%             73.8%
109 - 120                                187   4,412,728,691     78.6    $23,597,480    $536,000,000       74.5%             71.6%
121 - 132                                  1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         212  $5,613,819,111    100.0%   $26,480,279    $536,000,000       74.1%             71.8%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Original Terms to      Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated        Maturity    Date DSC    Mortgage
Repayment Date (months)         (Mos.)      Ratio *      Rate
----------------------------   ---------   ---------   ---------
0 - 60                                58     1.40x         5.658%
61 - 84                               84     1.30x         6.067%
109 - 120                            118     1.30x         5.715%
121 - 132                            132     1.15x         6.010%
----------------------------   ---------   ---------   ---------
                                     107     1.32x         5.717%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Range of Original Terms to Maturity or Anticipated Repayment Date
                        for Loan Group 2 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Original Terms to      Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Maturity or Anticipated          Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
Repayment Date (months)           Loans          Balance      Balance     Balance        Balance       Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
0 - 60                                     8    $161,700,000      7.1%    20,212,500     $39,000,000       73.4%             73.4%
85 - 108                                   1       5,841,973      0.3     $5,841,973      $5,841,973       79.8%             68.7%
109 - 120                                 42   2,122,137,653     92.7    $50,527,087  $1,500,000,000       60.2%             59.6%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          51  $2,289,679,626    100.0%   $44,895,679  $1,500,000,000       61.2%             60.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Original Terms to      Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated        Maturity    Date DSC    Mortgage
Repayment Date (months)         (Mos.)      Ratio *      Rate
----------------------------   ---------   ---------   ---------
0 - 60                                 ]     1.24x         5.889%
85 - 108                             107     1.22x         5.690%
109 - 120                            117     1.62x         6.207%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

       Range of Remaining Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans as of the Cut-Off Date


                                                               % of
Range of Remaining                              Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Terms to Maturity or            Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment            Mortgage          Date        Pool         Date           Date       Date LTV       LTV Ratio
Date (months)                     Loans          Balance      Balance     Balance        Balance       Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
56 - 60                                   30  $1,165,011,420     14.7%   $38,833,714    $430,000,000       72.7%             72.6%
61 - 84                                    2     195,679,000      2.5    $97,839,500    $190,000,000       73.8%             73.8%
85 - 108                                   2       8,972,548      0.1     $4,486,274      $5,841,973       77.6%             65.1%
109 - 120                                228   6,531,735,769     82.6    $28,647,964  $1,500,000,000       69.8%             67.7%
121 - 132                                  1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         263  $7,903,498,737    100.0%   $30,051,326  $1,500,000,000       70.4%             68.6%

                               Wtd. Avg.
                                Stated
Range of Remaining             Remaining   Wtd. Avg.
Terms to Maturity or            Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment          Maturity    Date DSC    Mortgage
Date (months)                   (Mos.)      Ratio *)     Rate
----------------------------   ---------   ---------   ---------
56 - 60                               58     1.38x         5.690%
61 - 84                               84     1.30x         6.067%
85 - 108                             106     1.24x         5.784%
109 - 120                            118     1.40x         5.875%
121 - 132                            132     1.15x         6.010%
----------------------------   ---------   ---------   ---------
                                     108     1.40x         5.852%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

       Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 1 Mortgage Loans as of the Cut-Off Date


                                                               % of
Range of Remaining                              Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Terms to Maturity or            Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment            Mortgage          Date       Group 1       Date           Date       Date LTV       LTV Ratio
Date (months)                     Loans          Balance      Balance     Balance        Balance       Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
56 - 60                                   22  $1,003,311,420     17.9%   $45,605,065    $430,000,000       72.6%             72.5%
61 - 84                                    2     195,679,000      3.5    $97,839,500    $190,000,000       73.8%             73.8%
85 - 108                                   1       3,130,575      0.1     $3,130,575      $3,130,575       73.7%             58.2%
109 - 120                                186   4,409,598,117     78.5    $23,707,517    $536,000,000       74.5%             71.6%
121 - 132                                  1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         212  $5,613,819,111    100.0%   $26,480,279    $536,000,000       74.1%             71.8%

                               Wtd. Avg.
                                Stated
Range of Remaining             Remaining   Wtd. Avg.
Terms to Maturity or            Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment          Maturity    Date DSC    Mortgage
Date (months)                   (Mos.)      Ratio *      Rate
----------------------------   ---------   ---------   ---------
56 - 60                               58     1.40x         5.658%
61 - 84                               84     1.30x         6.067%
85 - 108                             105     1.28x         5.960%
109 - 120                            118     1.30x         5.715%
121 - 132                            132     1.15x         6.010%
----------------------------   ---------   ---------   ---------
                                     107     1.32x         5.717%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

       Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 2 Mortgage Loans as of the Cut-Off Date


                                                               % of
Range of Remaining                              Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Terms to Maturity or            Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment            Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
Date (months)                     Loans          Balance      Balance     Balance        Balance       Ratio *     at Maturity *
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
58 - 60                                    8    $161,700,000      7.1%   $20,212,500     $39,000,000       73.4%             73.4%
85 - 108                                   1       5,841,973      0.3     $5,841,973      $5,841,973       79.8%             68.7%
109 - 120                                 42   2,122,137,653     92.7    $50,527,087  $1,500,000,000       60.2%             59.6%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          51  $2,289,679,626    100.0%   $44,895,679  $1,500,000,000       61.2%             60.6%

                               Wtd. Avg.
                                Stated
Range of Remaining             Remaining   Wtd. Avg.
Terms to Maturity or            Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment          Maturity    Date DSC    Mortgage
Date (months)                   (Mos.)      Ratio *     Rate
----------------------------   ---------   ---------   ---------
58 - 60                               58     1.24x         5.889%
85 - 108                             107     1.22x         5.690%
109 - 120                            117     1.62x         6.207%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
* Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                      Range of Remaining Amortization Terms
                 for All Mortgage Loans as of the Cut-Off Date


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Remaining              Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Amortization Terms               Mortgage          Date        Pool         Date           Date       Date LTV       LTV Ratio
(months) (1)                      Loans          Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
117 - 120                                  1      $4,612,440      0.1%    $4,612,440      $4,612,440       50.7%              0.4%
121 - 132                                  1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
229 - 264                                  1       5,389,618      0.1     $5,389,618      $5,389,618       47.7%             31.5%
265 - 300                                 12      51,879,925      0.7     $4,323,327     $14,000,000       69.4%             55.1%
349 - 360                                126   1,983,011,822     25.1    $15,738,189    $180,000,000       71.9%             65.7%
361 - 420                                  6      65,143,432      0.8    $10,857,239     $19,966,068       78.0%             70.7%
Non-Amortizing                           116   5,791,361,500     73.3    $49,925,530  $1,500,000,000       69.8%             69.8%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         263  $7,903,498,737    100.0%   $30,051,326  $1,500,000,000       70.4%             68.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Remaining              Term to     Cut-Off    Wtd. Avg.
Amortization Terms             Maturity    Date DSC    Mortgage
(months) (1)                    (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
117 - 120                            117     1.21x         5.760%
121 - 132                            132     1.15x         6.010%
229 - 264                            117     1.47x         6.000%
265 - 300                            117     1.43x         5.948%
349 - 360                            117     1.33x         5.740%
361 - 420                            118     1.23x         5.663%
Non-Amortizing                       105     1.42x         5.892%
----------------------------   ---------   ---------   ---------
                                     108     1.40x         5.852%

-----------------------------------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                      Range of Remaining Amortization Terms
             for Loan Group 1 Mortgage Loans as of the Cut-Off Date


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Remaining              Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Amortization Terms               Mortgage          Date       Group 1       Date           Date       Date LTV       LTV Ratio
(months) (1)                      Loans          Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
117 - 120                                  1      $4,612,440      0.1%    $4,612,440      $4,612,440       50.7%              0.4%
121-132                                    1       2,100,000      0.0     $2,100,000      $2,100,000       55.3%              0.0%
229 - 264                                  1       5,389,618      0.1     $5,389,618      $5,389,618       47.7%             31.5%
265 - 300                                 11      50,579,925      0.9     $4,598,175     $14,000,000       69.3%             55.0%
349 - 360                                111   1,807,607,696     32.2    $16,284,754    $180,000,000       72.0%             65.9%
361 - 420                                  6      65,143,432      1.2    $10,857,239     $19,966,068       78.0%             70.7%
Non-Amortizing                            81   3,678,386,000     65.5    $45,412,173    $536,000,000       75.2%             75.2%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         212  $5,613,819,111    100.0%   $26,480,279    $536,000,000       74.1%             71.8%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Remaining              Term to     Cut-Off    Wtd. Avg.
Amortization Terms             Maturity    Date DSC    Mortgage
(months) (1)                    (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
117 - 120                            117     1.21x         5.760%
121-132                              132     1.15x         6.010%
229 - 264                            117     1.47x         6.000%
265 - 300                            117     1.44x         5.942%
349 - 360                            117     1.33x         5.751%
361 - 420                            118     1.23x         5.663%
Non-Amortizing                       101     1.31x         5.698%
----------------------------   ---------   ---------   ---------
                                     107     1.32x         5.717%

-----------------------------------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                      Range of Remaining Amortization Terms
             for Loan Group 2 Mortgage Loans as of the Cut-Off Date


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
Range of Remaining              Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Amortization Terms               Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
(months) (1)                      Loans          Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
0 - 300                                    1      $1,300,000      0.1%    $1,300,000      $1,300,000       76.5%             59.6%
349 - 360                                 15     175,404,126      7.7    $11,693,608     $46,000,000       71.1%             64.1%
Non-Amortizing                            35   2,112,975,500     92.3    $60,370,729  $1,500,000,000       60.3%             60.3%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          51  $2,289,679,626    100.0%   $44,895,679  $1,500,000,000       61.2%             60.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
Range of Remaining              Term to     Cut-Off    Wtd. Avg.
Amortization Terms             Maturity    Date DSC    Mortgage
(months) (1)                    (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
0 - 300                              120     1.23x         6.180%
349 - 360                            118     1.24x         5.632%
Non-Amortizing                       113     1.63x         6.229%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                    Amortization Types for All Mortgage Loans


                                                                % of
                                                 Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of         Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
                                 Mortgage           Date        Pool         Date           Date       Date LTV       LTV Ratio
Amortization Types                Loans           Balance      Balance     Balance        Balance      Ratio (1)   at Maturity (1)
----------------------------  --------------   --------------  -------   ------------  --------------  ---------   ---------------
Interest-only                            103   $5,680,440,000     71.9%   $55,149,903  $1,500,000,000       69.9%             69.9%
Interest-only, Amortizing
Balloon(2)                               (93)   1,738,248,000     22.0    $18,690,839    $180,000,000       71.8%             66.2%
Amortizing Balloon                        47      335,613,414      4.2     $7,140,711     $59,915,357       73.6%             62.4%
Interest-only, ARD                        13      110,921,500      1.4     $8,532,423     $29,250,000       64.4%             64.4%
Interest-only, Amortizing
ARD(2)                                    (4)      27,269,240      0.3     $6,817,310      $9,500,000       66.8%             61.0%
Fully Amortizing                           2        6,712,440      0.1     $3,356,220      $4,612,440       52.1%              0.2%
Amortizing ARD                             1        4,294,143      0.1     $4,294,143      $4,294,143       67.1%             56.6%
----------------------------  --------------   --------------  -------   ------------  --------------  ---------   ---------------
                                         263   $7,903,498,737    100.0%   $30,051,326  $1,500,000,000       70.4%             68.6%

                               Wtd. Avg.
                                Stated
                               Remaining    Wtd. Avg.
                                Term to      Cut-Off    Wtd. Avg.
                               Maturity     Date DSC    Mortgage
Amortization Types              (Mos.)      Ratio (1)     Rate
----------------------------   ---------    ---------   ---------
Interest-only                        105      1.42x         5.895%
Interest-only, Amortizing
Balloon(2)                          (118)     1.33x         5.743%
Amortizing Balloon                   114      1.30x         5.746%
Interest-only, ARD                   117      1.64x         5.733%
Interest-only, Amortizing
ARD(2)                              (118)     1.30x         5.767%
Fully Amortizing                     122      1.19x         5.838%
Amortizing ARD                       119      1.32x         5.760%
----------------------------   ---------    ---------   ---------
                                     108      1.40x         5.852%

-----------------------------------
(1) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               Amortization Types for Loan Group 1 Mortgage Loans


                                                                % of
                                                 Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of         Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
                                 Mortgage           Date       Group 1       Date           Date       Date LTV       LTV Ratio
Amortization Types                Loans           Balance      Balance     Balance        Balance      Ratio (1)   at Maturity (1)
----------------------------  --------------   --------------  -------   ------------  --------------  ---------   ---------------
Interest-only                             71   $3,624,112,000     64.6%   $51,043,831    $536,000,000       75.4%             75.4%
Interest-only, Amortizing
Balloon(2)                               (83)   1,597,393,000     28.5    $19,245,699    $180,000,000       72.0%             66.5%
Amortizing Balloon                        41      299,764,288      5.3     $7,311,324     $59,915,357       72.9%             61.8%
Interest-only, ARD                        10       54,274,000      1.0     $5,427,400     $16,742,000       64.7%             64.7%
Interest-only, Amortizing
ARD(2)                                    (4)      27,269,240      0.5     $6,817,310      $9,500,000       66.8%             61.0%
Fully Amortizing                           2        6,712,440      0.1     $3,356,220      $4,612,440       52.1%              0.2%
Amortizing ARD                             1        4,294,143      0.1     $4,294,143      $4,294,143       67.1%             56.6%
----------------------------  --------------   --------------  -------   ------------  --------------  ---------   ---------------
                                         212   $5,613,819,111    100.0%   $26,480,279    $536,000,000       74.1%             71.8%

                               Wtd. Avg.
                                Stated
                               Remaining    Wtd. Avg.
                                Term to      Cut-Off    Wtd. Avg.
                               Maturity     Date DSC    Mortgage
Amortization Types              (Mos.)      Ratio (1)     Rate
----------------------------   ---------    ---------   ---------
Interest-only                        101      1.30x         5.700%
Interest-only, Amortizing
Balloon(2)                          (118)     1.34x         5.754%
Amortizing Balloon                   114      1.31x         5.747%
Interest-only, ARD                   116      1.78x         5.584%
Interest-only, Amortizing
ARD(2)                              (118)     1.30x         5.767%
Fully Amortizing                     122      1.19x         5.838%
Amortizing ARD                       119      1.32x         5.760%
----------------------------   ---------    ---------   ---------
                                     107      1.32x         5.717%

-----------------------------------
(1) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               Amortization Types for Loan Group 2 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
                                 Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
Amortization Types                Loans          Balance      Balance     Balance        Balance      Ratio (1)   at Maturity (1)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
Interest-only                             32  $2,056,328,000     89.8%   $64,260,250  $1,500,000,000       60.2%             60.2%
Interest-only, Amortizing
Balloon(2)                               (10)    140,855,000      6.2    $14,085,500     $46,000,000       69.2%             63.4%
Interest-only, ARD                         3      56,647,500      2.5    $18,882,500     $29,250,000       64.1%             64.1%
Amortizing Balloon                         6      35,849,126      1.6     $5,974,854     $17,460,270       79.0%             66.7%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          51  $2,289,679,626    100.0%   $44,895,679  $1,500,000,000       61.2%             60.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
                                Term to     Cut-Off    Wtd. Avg.
                               Maturity    Date DSC    Mortgage
Amortization Types              (Mos.)     Ratio (1)     Rate
----------------------------   ---------   ---------   ---------
Interest-only                        113     1.63x         6.239%
Interest-only, Amortizing
Balloon(2)                          (118)    1.24x         5.610%
Interest-only, ARD                   118     1.51x         5.876%
Amortizing Balloon                   116     1.23x         5.738%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
(1) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

(2) These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

     Mortgaged Properties by Range of Occupancy Rates for All Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range Of Occupancy               Mortgage          Date        Pool         Date           Date       Date LTV       LTV Ratio
Rates (%) (1)                   Properties       Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
39.71 - 39.99                              1      $1,346,796      0.0%    $1,346,796      $1,346,796       67.3%             67.3%
40.00 - 49.99                              1       9,360,247      0.1     $9,360,247      $9,360,247       60.8%             60.8%
50.00 - 59.99                              5      59,099,029      0.7    $11,819,806     $33,250,000       73.0%             71.9%
60.00 - 69.99                              4      40,318,058      0.5    $10,079,515     $22,000,000       63.8%             60.5%
70.00 - 74.99                              4     101,594,000      1.3    $25,398,500     $60,000,000       73.5%             67.8%
75.00 - 84.99                             27     790,076,780     10.0    $29,262,103    $190,000,000       72.5%             69.3%
85.00 - 89.99                             30     686,812,211      8.7    $22,893,740    $315,000,000       71.8%             70.5%
90.00 - 94.99                             58     845,421,851     10.7    $14,576,239     $75,000,000       74.5%             71.6%
95.00 - 99.99                             59   2,546,697,602     32.2    $43,164,366  $1,160,377,359       62.8%             62.1%
100.00 - 100.00                          121   2,413,652,507     30.5    $19,947,541    $536,000,000       76.2%             74.9%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         310  $7,494,379,081     94.8%   $24,175,416  $1,160,377,359       70.5%             68.9%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
                                Term to     Cut-Off    Wtd. Avg.
Range Of Occupancy             Maturity    Date DSC    Mortgage
Rates (%) (1)                   (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
39.71 - 39.99                        119     1.32x         6.270%
40.00 - 49.99                        119     1.39x         6.170%
50.00 - 59.99                         85     1.31x         5.953%
60.00 - 69.99                        119     1.27x         5.899%
70.00 - 74.99                        118     1.25x         5.740%
75.00 - 84.99                        104     1.32x         5.898%
85.00 - 89.99                        114     1.29x         5.675%
90.00 - 94.99                        107     1.33x         5.679%
95.00 - 99.99                        115     1.57x         6.186%
100.00 - 100.00                      104     1.28x         5.593%
----------------------------   ---------   ---------   ---------
                                     109     1.39x         5.851%

-----------------------------------
(1) Occupancy Rates exclude 18 hospitality properties, representing 5.2% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                Mortgaged Properties by Range of Occupancy Rates
                         for Loan Group 1 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range Of Occupancy               Mortgage          Date       Group 1       Date           Date       Date LTV       LTV Ratio
Rates (%) (1)                   Properties       Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
39.71 - 39.99                              1      $1,346,796      0.0%    $1,346,796      $1,346,796       67.3%             67.3%
40.00 - 49.99                              1       9,360,247      0.2     $9,360,247      $9,360,247       60.8%             60.8%
50.00 - 59.99                              4      25,849,029      0.5     $6,462,257     $15,742,233       67.6%             65.2%
60.00 - 69.99                              4      40,318,058      0.7    $10,079,515     $22,000,000       63.8%             60.5%
70.00 - 74.99                              4     101,594,000      1.8    $25,398,500     $60,000,000       73.5%             67.8%
75.00 - 84.99                             25     739,826,780     13.2    $29,593,071    $190,000,000       72.7%             69.3%
85.00 - 89.99                             25     556,550,998      9.9    $22,262,040    $315,000,000       71.3%             70.0%
90.00 - 94.99                             43     591,513,748     10.5    $13,756,134     $75,000,000       74.8%             71.2%
95.00 - 99.99                             36     801,181,832     14.3    $22,255,051    $280,000,000       74.0%             72.0%
100.00 - 100.00                          113   2,337,157,967     41.6    $20,682,814    $536,000,000       76.6%             75.4%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                         256  $5,204,699,455     92.7%   $20,330,857    $536,000,000       74.6%             72.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
                                Term to     Cut-Off    Wtd. Avg.
Range Of Occupancy             Maturity    Date DSC    Mortgage
Rates (%) (1)                   (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
39.71 - 39.99                        119     1.32x         6.270%
40.00 - 49.99                        119     1.39x         6.170%
50.00 - 59.99                        119     1.35x         6.085%
60.00 - 69.99                        119     1.27x         5.899%
70.00 - 74.99                        118     1.25x         5.740%
75.00 - 84.99                        103     1.32x         5.905%
85.00 - 89.99                        117     1.28x         5.679%
90.00 - 94.99                        109     1.34x         5.692%
95.00 - 99.99                        114     1.33x         5.850%
100.00 - 100.00                      104     1.28x         5.590%
----------------------------   ---------   ---------   ---------
                                     108     1.30x         5.705%

-----------------------------------
(1) Occupancy Rates exclude 18 hospitality properties, representing 7.3% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                Mortgaged Properties by Range of Occupancy Rates
                         for Loan Group 2 Mortgage Loans


                                                               % of
                                                Aggregate     Cut-Off     Average        Maximum      Wtd. Avg.
                                Number of        Cut-Off       Date       Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range Of Occupancy               Mortgage          Date       Group 2       Date           Date       Date LTV       LTV Ratio
Rates (%) (1)                     Loans          Balance      Balance     Balance        Balance      Ratio (2)   at Maturity (2)
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
59.06 - 59.99                              1     $33,250,000      1.5%   $33,250,000     $33,250,000       77.1%             77.1%
75.00 - 84.99                              2      50,250,000      2.2    $25,125,000     $29,250,000       69.2%             69.2%
85.00 - 89.99                              5     130,261,213      5.7    $26,052,243     $50,000,000       73.8%             72.6%
90.00 - 94.99                             15     253,908,103     11.1    $16,927,207     $42,000,000       73.8%             72.4%
95.00 - 99.99                             23   1,745,515,770     76.2    $75,891,990  $1,160,377,359       57.7%             57.5%
100.00 - 100.00                            8      76,494,540      3.3     $9,561,818     $46,000,000       64.9%             59.7%
----------------------------  --------------  --------------  -------   ------------  --------------  ---------   ---------------
                                          54  $2,289,679,626    100.0%   $42,401,475  $1,160,377,359       61.2%             60.6%

                               Wtd. Avg.
                                Stated
                               Remaining   Wtd. Avg.
                                Term to     Cut-Off    Wtd. Avg.
Range Of Occupancy             Maturity    Date DSC    Mortgage
Rates (%) (1)                   (Mos.)     Ratio (2)     Rate
----------------------------   ---------   ---------   ---------
59.06 - 59.99                         58     1.28x         5.851%
75.00 - 84.99                        118     1.43x         5.796%
85.00 - 89.99                        101     1.34x         5.657%
90.00 - 94.99                        104     1.31x         5.647%
95.00 - 99.99                        116     1.68x         6.340%
100.00 - 100.00                      119     1.24x         5.688%
----------------------------   ---------   ---------   ---------
                                     113     1.60x         6.183%

-----------------------------------
(1) In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2) Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      Percentage of Mortgage Pool by Prepayment Restriction (1) (2) (3) (4)

Prepayment Restriction       Mar-07       Mar-08       Mar-09       Mar-10       Mar-11       Mar-12       Mar-13       Mar-14
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                      94.92%       93.79%        3.12%        1.52%        0.21%        0.00%        0.00%        0.00%
Defeasance                       0.00%        0.00%       84.55%       84.98%       86.24%       89.96%       89.96%       89.74%
Yield Maintenance                4.90%        6.02%       12.14%       13.00%       12.56%        9.82%        9.82%       10.03%
Prepayment Premium               0.19%        0.19%        0.19%        0.19%        0.19%        0.22%        0.22%        0.23%
Open                             0.00%        0.00%        0.00%        0.32%        0.80%        0.00%        0.00%        0.00%
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total                          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%

Mortgage Pool Balance
Outstanding (in millions)   $7,903.50    $7,898.77    $7,893.06    $7,884.30    $7,871.96    $6,693.05    $6,666.18    $6,441.13

% of Initial Pool Balance      100.00%       99.94%       99.87%       99.76%       99.60%       84.68%       84.34%       81.50%

Prepayment Restriction       Mar-15       Mar-16      Mar-17
-------------------------   ---------    ---------    -------
Locked Out                       0.00%        0.00%      0.00%
Defeasance                      89.74%       89.73%    100.00%
Yield Maintenance               10.03%        9.90%      0.00%
Prepayment Premium               0.23%        0.23%      0.00%
Open                             0.00%        0.14%      0.00%
-------------------------   ---------    ---------     ------
Total                          100.00%      100.00%    100.00%

Mortgage Pool Balance
Outstanding (in millions)   $6,409.31    $6,368.42      $0.25

% of Initial Pool Balance       81.09%       80.58%      0.00%

-----------------------------------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based on the assumptions set forth in footnote (1) above, after March 2017, the outstanding loan balances represent less than 0.003% of the Cut-Off Date Pool Balance.

(3) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      Percentage of Loan Group 1 by Prepayment Restriction (1) (2) (3) (4)

Prepayment Restriction       Mar-07       Mar-08       Mar-09       Mar-10       Mar-11       Mar-12       Mar-13       Mar-14
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                      94.88%       93.67%        3.35%        1.83%        0.29%        0.00%        0.00%        0.00%
Defeasance                       0.00%        0.00%       83.63%       84.39%       85.87%       89.31%       89.31%       88.95%
Yield Maintenance                4.85%        6.06%       12.76%       13.22%       13.29%       10.37%       10.37%       10.71%
Prepayment Premium               0.26%        0.26%        0.26%        0.26%        0.26%        0.32%        0.32%        0.34%
Open                             0.00%        0.00%        0.00%        0.29%        0.29%        0.00%        0.00%        0.00%
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total                          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%

Group 1 Balance
Outstanding (in millions)   $5,613.82    $5,609.53    $5,604.30    $5,596.17    $5,585.34    $4,569.88    $4,545.21    $4,322.61

% of Initial Group 1
 Balance                        $1.00        $1.00        $1.00        $1.00        $0.99        $0.81        $0.81        $0.77

Balance                        100.00%       99.94%       99.86%       99.74%       99.54%       88.47%       88.10%       81.68%

Prepayment Restriction       Mar-15       Mar-16      Mar-17
-------------------------   ---------    ---------    -------
Locked Out                       0.00%        0.00%      0.00%
Defeasance                      88.94%       88.93%    100.00%
Yield Maintenance               10.71%       10.52%      0.00%
Prepayment Premium               0.34%        0.35%      0.00%
Open                             0.00%        0.20%      0.00%
-------------------------   ---------    ---------     ------
Total                          100.00%      100.00%    100.00%

Group 1 Balance
Outstanding (in millions)   $4,293.52    $4,260.52      $0.25

% of Initial Group 1
 Balance                        $0.76        $0.76      $0.00

Balance                         81.25%       80.80%      0.00%

-----------------------------------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based on the assumptions set forth in footnote (1) above, after March 2017, the outstanding loan balances represent less than 0.005% of the Cut-Off Date Group 1 Balance.

(3) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        Percentage of Loan Group 2 by Prepayment Restriction (1) (2) (3)

Prepayment Restriction       Mar-07       Mar-08       Mar-09       Mar-10       Mar-11       Mar-12       Mar-13       Mar-14
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                      95.00%       94.08%        2.58%        0.73%        0.00%        0.00%        0.00%        0.00%
Defeasance                       0.00%        0.00%       86.81%       86.43%       87.16%       91.34%       91.35%       91.35%
Yield Maintenance                5.00%        5.92%       10.61%       12.45%       10.79%        8.66%        8.65%        8.65%
Prepayment Premium               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Open                             0.00%        0.00%        0.00%        0.39%        2.06%        0.00%        0.00%        0.00%
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Total                          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%

Group 2 Balance
Outstanding (in millions)   $2,289.68    $2,289.24    $2,288.76    $2,288.13    $2,286.63    $2,123.17    $2,120.96    $2,118.52

% of Initial Group 2
Balance                        100.00%       99.95%       99.89%       99.82%       99.74%       79.45%       79.16%       78.83%

Prepayment Restriction       Mar-15       Mar-16      Mar-17
-------------------------   ---------    ---------    -------
Locked Out                       0.00%        0.00%      0.00%
Defeasance                      91.35%       91.33%      0.00%
Yield Maintenance                8.65%        8.67%      0.00%
Prepayment Premium               0.00%        0.00%      0.00%
Open                             0.00%        0.00%      0.00%
-------------------------   ---------    ---------     ------
Total                          100.00%      100.00%      0.00%

Group 2 Balance
Outstanding (in millions)   $2,115.79    $2,107.90      $0.00

% of Initial Group 2
Balance                         78.45%       78.05%      0.00%

-----------------------------------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                                   ----------


                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                   ----------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                   ----------


















                                      -2-